UNITED STATES
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PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

June 10, 2025
9:30 a.m. Central Time
601 NW Second Street
Evansville, Indiana 47708

Message to Our Stockholders
April 29, 2025
Dear fellow stockholders:
We are pleased to invite you to attend our 2025 Annual Meeting of Stockholders, which will be held on June 10, 2025 at 9:30 a.m. Central Time, at our offices located at 601 NW Second Street, Evansville, Indiana 47708 (the “Annual Meeting”). Details regarding the business to be conducted at the Annual Meeting, proxy voting and other information about how to participate are more fully described in this proxy statement.
Your vote is important to us. Whether or not you are planning to attend the Annual Meeting, we encourage you to read our proxy statement and annual report in their entirety prior to the Annual Meeting, and request that you support our voting recommendations.
Despite the uncertain economic environment, 2024 was a strong year for OneMain and we met or exceeded all of the expectations that we laid out for investors at the beginning of the year. We continued our focus on our mission of improving the financial well-being of hardworking Americans and strengthening our position as one of the nation’s leaders in offering nonprime consumers responsible access to credit. Our success was the result of our personalized approach that allows us to stay close to our customers, active credit management, disciplined focus on expenses and strategic investment in the business. In 2024, we made significant progress in our personal loan business as well as our new products, credit card and auto finance, setting us up to drive growth in both receivables and capital generation. We completed our acquisition of Foursight, bringing new capabilities to our auto finance business, continued the buildout of BrightWay credit cards,1 proactively managed expenses, and further refined our best-in-class data science and analytics.
Our Board is committed to strong corporate governance practices. Our proxy statement details the steps we have taken to evolve our governance, executive compensation, and corporate impact practices, which includes reproposing at this year’s Annual Meeting to eliminate the classified Board structure (Proposal 3).
We are also focused on Board refreshment to ensure effective oversight of the Company. At this Annual Meeting, we are introducing two new directors, Andrew Macdonald and Christopher Halmy, both bringing valuable skills and experience to our Board.
Our people, our customers, and our communities form the foundation from which we build a sustainable business that lives up to our mission today and well into the future. We are proud that OneMain was recognized both in the Newsweek’s Excellence Index and in Time Magazine America’s Best Midsize Companies list for various aspects of business excellence, including growth and innovation, employee satisfaction and ethical practices.
We look forward to continuing to deliver value to our customers, shareholders, and other stakeholders. On behalf of the entire Board, we thank you for your investment in OneMain and the confidence you place in our Board, management team, and team members.

Doug Shulman Chairman and Chief Executive Officer	Roy A. Guthrie Lead Independent Director
1 Brightway® is a registered trademark of OneMain Financial Holdings, LLC. Brightway credit cards are issued by WebBank.
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Notice of the 2025 Annual Meeting of Stockholders

Date and Time	June 10, 2025 9:30 a.m. Central Time

Place	601 NW Second Street, Evansville, Indiana 47708

Meeting Agenda
To elect three Class III director nominees, Christopher A. Halmy, Andrew D. Macdonald, and Richard A. Smith, to serve until the 2028 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2025.
To amend and restate the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws (the “Bylaws”) to eliminate the classified structure of the Board of Directors.
To amend and restate the Charter to limit liability of officers as permitted by Delaware law.
Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Record Date	To vote, you must have been a stockholder at the close of business on April 14, 2025.

Voting Options	You have three options for submitting your vote before the Annual Meeting: •Internet, through a computer or mobile device such as a tablet or smartphone; •Telephone; or •Mail.
Please vote as soon as possible, even if you plan to attend the Annual Meeting.

By order of the Board of Directors,

Lily Fu Claffee
Chief Legal Officer & Corporate Secretary
April 29, 2025

We have provided you with this Notice of the 2025 Annual Meeting of Stockholders and proxy statement because the Board of Directors of OneMain Holdings, Inc. (the “Company” or “OneMain”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on June 10, 2025.

This proxy statement contains information about the items to be voted upon at the Annual Meeting and information about the Company. Instructions on how to access this proxy statement and our 2024 Annual Report to Stockholders (the “2024 Annual Report”) on the Internet or paper copies of this proxy statement and the 2024 Annual Report are first being sent or given to stockholders on or about April 29, 2025.
This proxy statement refers to certain other reports, documents, and websites, including the Company’s website, which shall not be deemed to form part of, or to be incorporated by reference into, this proxy statement.

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Proxy Summary
2024 Performance Overview

11% Managed Receivables Growth*

$13.3 billion Originations Up 4% YoY

$2.4 billion Auto Managed Receivables*

~$643 million Credit Card Receivables

$509 million Net Income

$685 million Capital Generated*

$533 million Capital Returned

$3.9 billion Funding Raised

Certified 3rd year in a row as One of America’s Most Loved Workplaces®

Named in TIME America’s Best Midsize Cos. of 2024 and Newsweek 2025 Excellence Index

Provided free digital financial education to more than 4,100 high schools and 440,000 students nationwide since inception

*Refer to Appendix A for a description of non-GAAP financial measures and key performance indicators and a reconciliation of such measures to the most directly comparable measures calculated under GAAP.

Capital Allocation Framework:
Invest in business and portfolio growth
Provide predictable regular dividend that can
continue through a stressed environment
Make share repurchases a regular part of capital return
•Quarterly dividend of $1.04 per share for dividend declared on January 31, 2025
($4.16 per share annualized)
•$1 billion, 3-year share repurchase authorization: $626 million repurchase authorization remaining
•Repurchased $35 million of shares in 2024

“Our resilient business model, together with our continuous focus on both innovation and execution, positions us well to deliver long-term value to stockholders in any business environment.”

Doug Shulman Chairman and Chief Executive Officer

Governance and Board
Evolution of Governance Practices
Our Board believes that strong corporate governance practices are important to ensuring effective oversight. Following the exit of our primary private equity owner in 2021, we undertook a comprehensive analysis of our Board and governance practices, incorporating feedback received from our stockholders. In response, the Board has taken the following steps to enhance our governance framework since the 2021 Annual Meeting:
•Re-proposed the elimination of our classified Board structure, subject to the approval of stockholders (see Proposal 3)
•Proposed an amendment to our Charter to reflect updates to Delaware law regarding officer exculpation, subject to the approval of stockholders (see Proposal 4)
•Amended our Bylaws to provide for a majority voting standard in uncontested director elections
•Refreshed our Board with four new independent directors and have nominated a fifth new independent director candidate for election at the Annual Meeting, each of whom brings relevant perspectives and expertise to effectively oversee our business
•Enhanced the scope of responsibilities of our Lead Independent Director to reflect best current practices
•Enhanced Board-related disclosures, including expanding director and director nominee biographies and disclosing a comprehensive director-specific skills matrix with definitions of each skill
•Enhanced our annual Board evaluation process
•Expanded cyber-related disclosures, including amending the Risk Committee charter to highlight oversight of cybersecurity, information security, and data privacy
•Formalized Board oversight of policies and practices relating to Impact by amending the Nominating and Corporate Governance Committee (“NCG”) charter

Composition of Continuing Directors and Director Nominees

The NCG Committee, in conjunction with the full Board, takes into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. We prioritize the regular review of our overall Board composition to ensure our directors, both individually and collectively, represent the skills, experiences, and backgrounds most suited to effectively oversee management and the Company. The following highlights certain qualifications and experiences currently reflected on our Board and relevant to OneMain’s current profile and strategic needs.
See Proposal 1 for additional information about nominees and continuing directors.

Accounting and Auditing
6 out of 8 directors
Consumer Finance
7 out of 8 directors
Corporate Governance and Responsibility
7 out of 8 directors
Finance and Capital Markets
8 out of 8 directors
Government, Legal and Regulatory
4 out of 8 directors
Human Capital Management
5 out of 8 directors
Public Company Boad Experience
5 out of 8 directors
Risk Management
7 out of 8 directors
Senior Executive Leadership
8 out of 8 directors
Technology and Innovation
5 out of 8 directors

Executive Compensation
Following a holistic review of our compensation practices, the Compensation Committee redesigned our compensation program in 2023 to better reflect our business and short- and long-term strategic objectives, as well as the broader economic environment. These enhancements were also informed by discussions with our stockholders, and as an important part of our broader review of practices given the evolution of our stockholder base following the exit of our primary private equity owner from our stock in 2021. The realigned compensation program was designed to reduce the need for the Compensation Committee to make adjustments outside the core program, is more in line with market practices, and supports the key objective of our executive compensation program — to attract and retain key talent to enable our future growth. After a year of transition in 2023, our revised compensation program was fully implemented in 2024.
Elements of our Executive Compensation Program

Element	Form	Metrics
Base Salary	Cash	•Competitive base pay to help attract and retain executive talent
Annual Incentive Compensation	Cash	•Annual financial performance metrics (70%) •Strategic factors (30%)
Long-Term Equity Awards	PSUs - Stock	Payout based on Capital Generation performance: •2024 Capital Generation (34%) •2025 Capital Generation Growth (33%) •2026 Capital Generation Growth (33%) Adjusted +/- 20% by a Relative TSR Modifier
	RSUs - Stock	•Continued employment •Realizable value based on stock price performance
See “Compensation Discussion and Analysis” for more information about the enhancements made to the program.

Our Impact
We have made progress on our Impact journey over the last several years, specifically regarding our teams, customers, and communities. Accomplishments and highlights from the last few years include:
Our Teams
•Certified as a Most Loved Workplace® by the Best Practice Institute (BPI) for the third year in a row
•Recognized in the Newsweek Excellence Index for 2025 and TIME America’s Best Midsize Companies of 2024 for various aspects of business excellence, including employee satisfaction
•Regularly engaged with our team members using annual and pulse surveys and Connectivity Days to understand feedback and areas of focus
•Invested in our team members’ professional development through offering initial and ongoing training programs, including leadership development programs that offer skill-building sessions, career coaching, and networking opportunities with senior leaders
Our Customers
•Issued our second-ever Social Bond in August 2024, with net proceeds committed to serving credit disadvantaged communities around the country
•Maintained our commitment to financial wellness by continuing to offer Trim by OneMain, our money-saving and financial wellness platform, to all of our customers, free of charge
•Continued to promptly resolve customer complaints and to propose solutions to prevent future similar complaints through our branch network, central operations, and Executive Office of Customer Care teams
•Through credit card offerings BrightWay and BrightWay+1 continued to provide a digital-first platform that met the needs of a growing number of users
Our Communities
•Reached over 440,000 students in 4,100 mostly low-to-moderate income high schools since inception with free, digital financial education through Credit Worthy by OneMain Financial; will award up to $550,000 in scholarships to participating students
•Made positive impact in our communities through partnering with organizations aligned with our mission, including supporting communities through a month-long Hunger Action Month campaign focused on charitable giving and volunteerism to combat hunger and food insecurity in America

1 BrightWay® is a registered trademark of OneMain Financial Holdings, LLC. The BrightWay credit card is issued by WebBank.

Voting Overview
This section summarizes information contained elsewhere in this proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read this entire proxy statement before voting.

Proposal 1
To elect three Class III director nominees, Christopher A. Halmy, Andrew D. Macdonald, and Richard A. Smith, to serve until the 2028 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal (the “Director Election Proposal”).
The Board of Directors recommends a vote “FOR” each of the Class III director nominees Additional information can be found on page 7

Proposal 2
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2025 (the “Auditor Ratification Proposal”).
The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 62

Proposal 3 To amend and restate the Charter and the Bylaws to eliminate the classified structure of the Board of Directors (the “Declassified Board Proposal”).	The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 65

Proposal 4 To amend and restate the Charter to provide for the exculpation of officers in certain limited circumstances in accordance with Delaware law (the “Officer Exculpation Proposal”).	The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 67
Stockholders will also attend to such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Corporate Governance
Proposal 1 – Election of Directors
The terms of the Class III directors will expire at the Annual Meeting. The Board has nominated Andrew D. Macdonald and Richard A. Smith, who are incumbent Class III directors, as well as Christopher A. Halmy, each to serve for a three-year term expiring at the 2028 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. Valerie Soranno Keating, an incumbent Class III director, is not standing for reelection and will depart from the Board following the Annual Meeting. Pursuant to an amendment to our Bylaws that our stockholders approved at the 2023 Annual Meeting of Stockholders, the three Class III director nominees will be elected if they receive a majority of votes cast.
The Board considered the factors discussed below under “Corporate Governance — The Board of Directors — Selection of Director Nominees” as part of its decision to nominate the Class III director nominees and concluded that each possesses the talents, backgrounds, perspectives, attributes, skills, integrity, character, and business judgment that will enable them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives.
Subject to stockholder approval of Proposal 3, the classified Board structure would be phased out over a three-year period and, beginning at the Company’s 2028 Annual Meeting, each director will be elected to serve a one-year term.

The Board recommends a vote “FOR” the election of each of the nominees listed above for director.

Continuing Directors and Nominees

Name and Principal Occupation	Director Since	Committee Memberships
Douglas H. Shulman Chief Executive Officer and Chairman of OneMain Holdings, Inc.	2018	Executive
Roy A. Guthrie Retired Executive Vice President and Chief Financial Officer of Discover Financial Services	2012	Audit (Chair) Compensation (Chair) Executive Risk
Philip L. Bronner Co-founder of Ardent Venture Partners	2021	Audit
Phyllis R. Caldwell Former U.S. Treasury Chief Homeownership Preservation Officer and Former Bank of America President of Community Development Banking	2021	Compliance NCG

Name and Principal Occupation	Director Since	Committee Memberships
Toos N. Daruvala Senior Partner Emeritus of McKinsey & Company	2022	Risk (Chair) Compliance NCG
Christopher A. Halmy Retired Chief Financial Officer of Ally Financial, Inc.	—	—
Andrew D. Macdonald Chief Executive Officer of Consilio LLC	2025	Compensation
Richard A. Smith Retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp.	2018	NCG (Chair) Audit Compensation
Board Qualifications and Skills
Our director nominees and continuing directors have significant business experience in key areas of our operations that allow them to effectively fulfill their oversight responsibilities with respect to our management and overall business strategy. We prioritize the regular review of our overall Board composition to ensure our directors, both individually and collectively, represent the skills, experiences, and backgrounds that are integral to an effective and well-functioning Board that is relevant to OneMain’s current profile and strategic needs. Our director nominees and continuing directors possess a broad range of qualifications, skills, and viewpoints that are important to their oversight responsibilities, including financial industry, risk management, accounting and financial reporting, corporate governance, and information security. Our director nominees and continuing directors also have personal traits such as integrity, character, and sound business judgment that are essential to effective corporate governance.
Listed below are certain skills and experience that we have identified as important to the Board as a whole in light of our current business and structure. In addition, the biographical information provided below with respect to each of the director nominees and continuing directors include a discussion of each person’s relevant experience, qualifications, and skills in these key areas, among others.
Accounting and Auditing. Experience overseeing the preparation of financial statements and the design and implementation of internal controls over financial reporting or the auditing of public company financial statements facilitates oversight of public company reporting.
Consumer Finance. Experience with retail banking, consumer lending and finance, consumer loans, or credit cards provides knowledge of the risks and opportunities that can impact our business and a detailed understanding of consumers.
Corporate Governance and Responsibility. Experience with corporate governance matters, including board and management accountability, assessing or overseeing risk management, and an understanding of Impact-related practices that align with the interests of investors and other stakeholders, ensures proper oversight and protection of stakeholders’ interests.
Finance and Capital Markets. Experience with capital and credit markets, financing, and funding operations assists our directors in understanding, advising on, and overseeing our capital structure, financing, capital allocation, and investing activities.

Government, Legal and Regulatory. Public policy and public service experience in government agencies, non-governmental organizations, or non-profit associations provides insights that help the Company work constructively with federal, state, and local lawmakers and policymakers, and experience with understanding legal and regulatory environments and frameworks assists the Board in fulfilling its compliance oversight responsibilities.
Human Capital Management. Experience with managing and developing a workforce, managing compensation, implementing succession planning, and talent management and managing other human capital initiatives helps to align our organization’s culture.
Public Company Board Experience. Experience as a director on other public company boards of directors provides valuable perspective and oversight experience.
Risk Management. Experience assessing risk management at a large organization, including risks arising from regulation, cybersecurity and data privacy concerns, provides valuable knowledge and guidance to the Board and enhances its ability to conduct effective oversight of significant risks facing the Company.
Senior Executive Leadership. Experience in a leadership role, including CEO, Chief Financial Officer (“CFO”), or as another executive-level manager, provides experience and perspective to advise and oversee the performance of our management team.
Technology and Innovation. Experience with digital, technological, and financial technology trends and changes, disruptive innovation, and technological investment provides valuable knowledge and guidance to the Board.
Skills Matrix
The following matrix identifies the primary skills that the NCG Committee and the Board considered in connection with our director nominees. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

	Shulman	Guthrie	Bronner	Caldwell	Daruvala	Halmy	Macdonald	Smith

Accounting and Auditing	X	X	X			X	X	X
Consumer Finance	X	X	X	X	X	X		X
Corporate Governance and Responsibility	X	X		X	X	X	X	X
Finance and Capital Markets	X	X	X	X	X	X	X	X
Government, Legal and Regulatory	X			X			X	X
Human Capital Management	X			X	X		X	X
Public Company Board Experience		X		X	X	X		X
Risk Management	X	X		X	X	X	X	X
Senior Executive Leadership	X	X	X	X	X	X	X	X
Technology and Innovation	X		X		X		X	X

Biographies for Director Nominees and Continuing Directors
The principal occupation, age, and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below.

Class III Director Nominees – Terms expire in 2025

Christopher A. Halmy, age 56 Committees To be determined

Mr. Halmy is the former Chief Financial Officer of Ally Financial, Inc (“Ally”) where he led the company through its initial public offering in 2014 and was responsible for all aspects of the company’s financial, treasury and investment activities. Mr. Halmy retired from Ally in 2018 and became a senior advisor at McKinsey & Co., predominately focusing on auto finance and banking until he stepped down in December 2024.
Prior to joining Ally in 2009, Mr. Halmy was the Global Funding Executive for Bank of America where he was responsible for funding and liquidity activities. Previously, Mr. Halmy held treasury, finance, and accounting positions at MBNA America, N.A., Merrill Lynch & Co., JP Morgan & Co., and Deloitte & Touche.
Mr. Halmy is a certified public accountant and holds a bachelor’s degree in accounting and a master’s degree in business administration from Villanova University. Mr. Halmy currently serves on the board of directors of Western Alliance Bancorporation and Burford Capital Limited.
Key Qualifications and Expertise Supporting Election to Board
•Leadership and experience as Chief Financial Officer of a large auto finance and digital banking company
•Responsibility for oversight of a public financial services company’s finance, treasury, and capital market activities
•Extensive knowledge of the consumer finance industry
Other Current Public Company Directorships
•Western Alliance Bancorporation
•Burford Capital Limited

Andrew D. Macdonald, age 61 Committees Compensation
Mr. Macdonald has served as the Chief Executive Officer of Consilio LLC, a global provider of legal technology solutions and enterprise legal services, since 2012. Prior to Consilio, Mr. Macdonald was a founding member of the management team of First Advantage Corporation, a global provider of employment background screening, identity, and verification solutions, where he served from 2003 through 2011, including as President and Chief Executive Officer. From 2002 until 2003, he was President of Occupational Health Services at First American Financial Corporation (“First American”), a title insurance protection and settlement services provider. Mr. Macdonald joined First American in 2002 through the acquisition of Employee Health Programs, where he served as President and Chief Executive Officer from 1990 until 2002.
Mr. Macdonald holds a Bachelor of Business Administration from the Goizueta Business School at Emory University.
Key Qualifications and Expertise Supporting Continued Service
•Experience leading multiple businesses at the forefront of emerging technologies and data science
•Extensive knowledge of the applicability of artificial intelligence and machine learning to process, aggregate, and manage data
•Leadership of multiple companies on growth

Richard A. Smith, age 71 Director Since 2018 Committees NCG (Chair) Audit Compensation

Mr. Smith is the retired Chairman, Chief Executive Officer, and President of Realogy Holdings Corp. (“Realogy”), which at the time of his retirement was a global leader in residential real estate franchising with company-owned real estate brokerage operations, as well as relocation, title, and settlement services. Prior to his retirement in December 2017, Mr. Smith led Realogy’s business operations for 21 years. Under Mr. Smith’s leadership, Realogy was recognized as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.
Mr. Smith is a former member of the Business Roundtable, an association of chief executive officers of leading U.S. companies, a former commissioner on the Bipartisan Policy Center’s Housing Commission, and previously served on the Executive Committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies.
Mr. Smith served as a director and member of the Audit, Nominating, and Compensation Committees of TZP Strategies Acquisition Corp., a special purpose acquisition company, from January 2021 until January 2023. In addition, Mr. Smith was a member of the board of directors of Total Systems Services, Inc., a NYSE-listed company headquartered in Columbus, Georgia, prior to its 2019 merger with Global Payments Network, a NYSE-listed company headquartered in Atlanta, Georgia.
Key Qualifications and Expertise Supporting Continued Service
•Executive leadership experience and success through roles at Realogy
•Deep knowledge and experience navigating the residential real estate and brokerage industries
•Experience on boards of public companies within financial services, including Total Systems Services (later merged into global financial technology company, Global Payments)

Class I Directors — Terms expire in 2026

Phyllis R. Caldwell, age 65 Director Since 2021 Committees Compliance NCG
Ms. Caldwell is an independent advisor and former banker. From 2012 to 2024, she provided advisory services on various financial, housing, and economic development matters through Wroxton Civic Ventures, LLC, of which she is the owner and sole member. She currently serves on the board of JBG Smith Properties, a position she has held since March 2021. In addition, she was elected to the board of Oaktree Specialty Lending Corporation, a business development company, effective December 31, 2021. Ms. Caldwell served as a member of the board of directors of Ocwen Financial Corp., a non-bank mortgage servicer and originator, from January 2015 until May 2024, and served as Chair from March 2016 until January 2023. She served on the board of Revolution Acceleration Acquisition Corp, a special purpose acquisition corporation, from December 2020 to July 2021. From October 2018 to October 2021, Ms. Caldwell was a member of the board of MicroVest Holdings, Inc., a privately held registered investment adviser. From January 2014 to September 2018, Ms. Caldwell served as a director of American Capital Senior Floating, Ltd., a business development company.
Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery, and foreclosure prevention initiatives, from November 2009 to December 2011.
In addition, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking.
Key Qualifications and Expertise Supporting Continued Service
•Extensive experience in the housing and financial services industries, both in the private sector and as a senior government official with oversight of U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives
•Extensive public board experience across financial services companies including within mortgage lending
•Demonstrated commitment to working to promote inclusion and opportunity through government service and service on the boards of several non-profit organizations within housing and community development finance
Other Current Public Company Directorships
•JBG Smith Properties
•Oaktree Specialty Lending Corporation

Roy A. Guthrie, age 72 Director Since 2012 Committees Audit (Chair) Compensation (Chair) Executive Risk

Mr. Guthrie has served as our Lead Independent Director since 2014. He previously served as Executive Vice President and Chief Financial Officer of Discover Financial Services (“Discover”), a direct banking and payment services company, from 2005 through April 2011. He retired from Discover in January 2012. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. (“Citigroup”), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup’s management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation, a consumer finance lender, from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.
In addition, Mr. Guthrie has served as the Lead Independent Director and Chairman of the Audit and Risk Committee of Mr. Cooper Group Inc., a residential mortgage loan originator and servicer, and its predecessor, Nationstar Mortgage Holdings, Inc., since February 2012. He has served as a director and Chairman of the Risk Committee of Synchrony Financial, a private label credit card issuer, since July 2014. He previously served as Chief Executive Officer of Renovate America, Inc. from October 2017 through December 2020.
Key Qualifications and Expertise Supporting Continued Service
•Leadership experience as a chief financial officer of two publicly traded companies
•Vast experience with and knowledge of the consumer finance industry, with experience and background in finance and accounting
•Extensive experience as an executive officer and public company director across financial services companies, taking on leadership roles particularly within Audit and Risk
Other Current Public Company Directorships
•Mr. Cooper Group Inc.
•Synchrony Financial

Class II Directors — Terms expire in 2027

Philip L. Bronner, age 54 Director Since 2021 Committees Audit

Mr. Bronner is the co-founder of Ardent Venture Partners and is an investor in Method Financial and Collective. Before co-founding Ardent Venture Partners, Mr. Bronner was a founder and managing member of Summer League Ventures. Prior to Summer League Ventures, Mr. Bronner was a General Partner with Novak Biddle Venture Partners. Over the course of his career, Mr. Bronner has led 16, and was actively involved in 20, investments, totaling over $100 million. Mr. Bronner was the founder of Quad Learning, a venture-backed startup acquired by Wellspring Higher Education in 2018, served as a management consultant at McKinsey from 1997 to 1999, and worked as a software engineer at IBM from 1992 to 1997.
Key Qualifications and Expertise Supporting Nomination
•First-hand perspective as an active investor focusing on financial technology companies and cloud software-based businesses
•Extensive experience working with and advising boards and management teams of growth-oriented financial technology companies
•Demonstrated commitment to working to promote education, inclusion and opportunity

Toos N. Daruvala, age 69 Director Since 2022 Committees Risk (Chair) Compliance NCG

Mr. Daruvala joined McKinsey in 1983, was elected Senior Partner in 1995, and retired from the firm in 2015. At McKinsey, Mr. Daruvala led the Americas Risk Management Practice, the Americas Banking and Securities Practice, and the build-out of McKinsey’s global Risk Advanced Analytics capability. Over the course of his career, he worked with financial services institutions on a broad range of strategic and operational matters. From 2016 to 2021, he was co-Chief Executive Officer of MIO Partners (“MIO”), an investment company wholly-owned by McKinsey. Mr. Daruvala is now a senior partner emeritus of McKinsey since 2015, a director at the Royal Bank of Canada since 2015, a director at MIO prior to 2016 and again since 2021, and an adjunct professor at Columbia Business School.
Mr. Daruvala currently serves on the board of the Royal Bank of Canada and previously served as the Chairman of the Risk Committee. He served on the board of CardConnect Corp., a provider of payment processing and technology services, from mid-2016 to July 2017 (when it was acquired by First Data Corporation). He is an adjunct professor and Executive-in-Residence at Columbia Business School.
Key Qualifications and Expertise Supporting Nomination
•Extensive and direct experience advising top financial services companies on a broad range of strategic and operational matters, including while leading the Americas Risk Management Practice and the Americas Banking and Securities Practice at McKinsey
•In-depth knowledge of financial services, risk, data and analytics built through decades of leadership in the industry
•Public board and risk management experience
Other Current Public Company Directorship
•Royal Bank of Canada

Douglas H. Shulman, age 57 Director Since 2018 Committees Executive

Mr. Shulman joined the Company as President and CEO in September 2018 and has served as Chairman of the Board since December 2020. He has significant experience managing large, complex organizations at the intersection of financial services, data, and technology. He came to the Company from BNY Mellon, a global investments company, where he served as Senior Executive Vice President, Global Head of Client Service Delivery from 2014 to 2018 and was a member of the Executive Committee. Prior to BNY Mellon, he was a Senior Advisor at McKinsey from 2013 to 2014.
From 2008 to 2012, Mr. Shulman served as the Commissioner of the Internal Revenue Service, where he directed a transformation of the agency’s technology, drove customer service metrics to historic levels, and led important breakthroughs in addressing international tax evasion. Previously, Mr. Shulman was Vice Chairman and, before that, President of Markets, Services and Information at FINRA and its predecessor company, the National Association of Securities Dealers, Inc., when it owned the Nasdaq Stock Market and the American Stock Exchange.
Earlier in his career, Mr. Shulman was an entrepreneur, a vice president at a private investment firm, and part of the founding team that launched Teach for America, a national non-profit that places teachers in low-income communities.
Mr. Shulman has served as a director and member of the Management Planning and Development Committee of CVS Health Corporation, a leading health solutions company, since November 2024. He also currently serves on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching, since January 2023.
He graduated from Georgetown University Law Center with a J.D., magna cum laude. He also holds an M.P.A. from the John F. Kennedy School of Government at Harvard University and a B.A. from Williams College.
Key Qualifications and Expertise Supporting Nomination
•Successful leadership of OneMain Financial as Chairman and Chief Executive Officer
•Extensive leadership experience in the financial services industry and government
•Leadership in directing transformations and managing large, complex organizations at the intersection of financial services, data and technology
•Demonstrated commitment to Impact, including as part of the founding team that launched Teach for America; currently serves on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching
Other Current Public Company Directorship
•CVS Health Corporation

Director Independence
The Board has affirmatively determined that Philip L. Bronner, Phyllis R. Caldwell, Toos N. Daruvala, Roy A. Guthrie, Andrew D. Macdonald, and Richard A. Smith qualify as independent under Section 303A.02 of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board also has affirmatively determined that, if elected by the stockholders at the Annual Meeting, Christopher A. Halmy will qualify as independent under Section 303A.02 of the NYSE corporate governance listing standards. In making its independence determinations, the Board considers the specific tests for independence included in NYSE listing standards. The Board considers whether directors or director nominees, as applicable, have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances, including transactions between the Company and the director or director nominee, as applicable, family members of directors or director nominees, as applicable, and organizations with which the director or director nominee, as applicable, is affiliated. The Board further considers the frequency of and dollar amounts associated with these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.
In affirmatively determining the independence of any director or director nominee, as applicable, who will serve on the Compensation Committee, the Board also specifically considers factors relevant to determining whether a director or director nominee, as applicable, has a relationship to the Company that is material to that director’s or director nominee’s, as applicable, ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director or director nominee, as applicable, to the Company or senior management.
Selection of Director Nominees
The NCG Committee conducts the initial screening and evaluates individual directors at least annually, and the full Board retains responsibility for nominating members for election to the Board. We regularly assess the composition of our Board and consider the results as part of our assessment process and nomination process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for reelection, are selected based on, among other things, the following factors:

•whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company;
•the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities;
•the nominee’s experiences, skills and expertise;
•personal characteristics;
•the nominee’s business judgment;
•the nominee’s impact on the composition of the Board;
•requirements of applicable laws and NYSE listing standards;
•the nominee’s time availability and dedication; and
•the nominee’s potential conflicts of interest.

The NCG Committee recommends the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business and strategy. When evaluating director candidates, the NCG Committee may consider a candidate’s specific experiences and skills, expertise, diversity (including diversity of thought, educational and professional background), personal and professional integrity, character, business judgment, competing time commitments, dedication, conflicts of interest and such other relevant factors that the NCG Committee considers appropriate in the context of the needs of the Board.

We are committed to regular Board refreshment. Following the Annual Meeting, five directors will have departed since the 2021 Annual Meeting of Stockholders and, assuming Mr. Halmy is elected by stockholders, five new independent directors will have joined the Board during this period. We provide new directors with a director orientation program to familiarize such directors with, among other things, our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, Code of Business Conduct and Ethics, Corporate Governance Guidelines, executive officers, internal auditors, and independent auditors.
In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company’s management, as well as recommendations from Company stockholders. Our Bylaws include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. As a result, the NCG Committee has not implemented a separate policy with regard to such procedures since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws.
It is the general policy of the Company, as set forth in the Company’s Corporate Governance Guidelines, that no director having attained the age of 75 years will stand for reelection. In connection with each director nomination recommendation, the NCG Committee also considers the tenure of the director nominee.
Stockholder Nominations
The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting of stockholders to timely submit certain information to Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. This information includes, among other things:

•the stockholder’s name and address, and the class, series, and number of shares that he or she beneficially owns;
•a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting;
•the name, address, and certain other information regarding the stockholder’s nominee for director;
•a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board;
•a representation that the stockholder will solicit proxies in accordance with the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, and confirmation prior to the Annual Meeting that the requirements of Rule 14a-19 have been met; and
•a completed questionnaire with respect to the prospective nominee’s background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding Annual Meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year or if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding Annual Meeting.

Board Responsibilities
Overview
Our business is managed by our team members under the direction and oversight of the Board. Among other responsibilities discussed below, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board is elected by stockholders to provide advice and counsel to and oversee management to ensure that the interests of our stockholders and other corporate constituents are being served with a view toward maximizing our long-term value.
Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities, and their participation in Board and committee meetings.
Risk Oversight
While management is responsible for day-to-day risk management of the Company’s operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (discussed below) to monitor and address risk management within the scope of each committee’s expertise or charter.

Committee Roles in Risk Oversight
Audit Committee	Risk Committee
•Oversees the financial statements, accounting, and auditing functions and related risk •Responsible for engagement, compensation, and oversight of our independent registered public accounting firm
•Oversees the development and implementation of systems and processes to identify, manage, and mitigate reasonably foreseeable material risks to the Company
•Assists the Board and its committees in fulfilling their responsibilities for risk management, including cybersecurity and data privacy risks

Compliance Committee	Compensation Committee
•Oversees legal and regulatory compliance matters •Monitors regulatory risks and ensures that there are appropriate policies, procedures, and controls to address them
•Oversees the Company’s compensation programs, including goals, objectives, performance, and compensation for our CEO and other executive officers
•Oversees compensation disclosure in this proxy statement

NCG Committee
•Oversees director qualifications, Board structure, and our director nomination process
•Oversees corporate governance matters, including our policies and practices relating to corporate responsibility, including Impact-related matters
•Oversees executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO

In addition to getting information from its committees, the Board also receives updates directly from members of management.

Impact
Our Impact strategy is guided by our mission of doing the right thing and improving the financial well-being of our customers, communities, and team members. We have three priorities reflecting our commitment to social responsibility:
•building trust and strong relationships with our stakeholders,
•providing responsible credit solutions, and
•contributing to our communities through education, financial wellness, and volunteerism.
We are mindful of the challenges faced by our customers and continue to prioritize offering them support through our borrower assistance programs. We have also contributed to financial literacy, community and economic development, food insecurity, and disaster relief initiatives.
The Board, directly and through the NGC Committee, provides regular review and oversight of our Impact practices and the various impacts of risks on our business. Specifically, the NCG Committee is tasked with primary oversight of related policies, practices and disclosures, and reviews these matters with the full Board. The NCG Committee is also responsible for discussing with management the Company’s progress, our reporting of Impact issues, and our communication with investors and other stakeholders regarding these matters. This oversight responsibility is formalized in the NCG Committee charter.
Our Impact Executive Council consists of senior executives appointed by the CEO, each holding responsibility for different workstreams. The Impact Executive Council helps to coordinate internal resources and provides regular and direct reports to the NCG Committee on Impact-related topics. The Impact Executive Council meets at least quarterly and receives at least monthly updates on related activities from our Managing Director of Impact. The increased oversight by these leaders reflects the Company’s commitment to monitoring Impact matters and risks for potential effects on the Company and the consumer lending industry, as well as potential opportunities we may gain through proactive identification of Impact issues.
In 2024, we issued our fifth Impact Report, which updates stakeholders on our progress on Impact-related initiatives and is available on our website in the “About Us” section. We plan to publish our next Impact Report in the third quarter of 2025. See “Proxy Summary — Our Impact” for highlights of our Impact program and initiatives.
Human Capital Management
We are dedicated to fostering an inclusive and dynamic workplace environment where our team members can thrive both personally and professionally. Acting with integrity, transparency, and respect are at the heart of our success, and these ethical values inform our interactions with customers and with each other. We strive to recruit, train, and retain outstanding team members who believe in our mission, live our values, and go the extra mile for our customers. We continue to reinforce our commitment to being a great place to work and invest in our talent by launching regular career development programs, enhancing our benefits, and taking steps to improve team members’ experiences. In recognition of our values-centric workplace, we were certified as a Most Loved Workplace® by the Best Practice Institute for the third year in a row following a comprehensive survey of team members based on employee satisfaction and sentiment they feel at the Company.
Our commitment to being a great place to work starts with our dynamic team of approximately 9,000 team members who reflect and celebrate the customers we serve. We also empower our managers to take responsibility for attracting and retaining high-quality talent and fostering an environment of respect and inclusivity. We continue to listen to our team’s feedback and provide multiple avenues for team members to raise concerns. Each year, team members have the opportunity to provide candid feedback about their level of connection to the Company (engagement) and whether they have the tools and resources to succeed (enablement) in our Employee Engagement Survey. Our annual Employee Engagement Survey provides team members with the opportunity to share candid feedback, with a 90% participation rate in 2024. This input is shared with our Board and helps us measure engagement and enhance the workplace experience.

To complement these initiatives, we have enhanced our companywide trainings. We have a robust training program for all team members with topics that are required upon hire and are annually recertified by all team members. These trainings include topics such as: Cybersecurity, Ethics, Code of Conduct, Preventing Workplace Harassment, Team Member Safety, Privacy, and Policies and Procedures: Your Guide to Doing the Right Thing. We also offer personalized goal setting and coaching, as well as leadership development programs, to invest in people at every level. Our robust development initiatives include Continuing Professional Education, Women’s Leadership Development, Diverse Talent Leadership, and allyship training for managers.
The Company is committed to ethical standards of business conduct and recognizes the importance of credibility, integrity, and trustworthiness. All team members have a responsibility to report actual or suspected wrongful conduct, and the Company has a responsibility to create an environment of safety, without fear of retaliation for team members that make good faith complaints of suspected misconduct. The Company’s Prevention of Discrimination and Harassment policy applies to all team members. A copy of the policy is available on our investor relations website.
We further reinforced our commitment to being a great place to work by supporting the overall health and wellness of our team members. We are proud to support our team members through their many phases in life and have made recent changes to build on our expanded benefits, including by amplifying our benefits education, supporting team members seeking to build a family with our Family Building Benefits Guide, and producing a retirement guide for those planning retirement.
Our comprehensive total awards package includes, among other benefits: competitive pay, healthcare and retirement benefits, eligibility to participate in our employee stock purchase plan, paid time off and holidays, parental leave, disability benefits, military leave, childcare and eldercare assistance, wellness programs, paid development, and volunteer time off. We support a pay-for-performance culture to reward outstanding performance and encourage career development and provide an annual Total Rewards Statement, giving team members a transparent accounting of the full value of their paid compensation and benefits.
Cybersecurity Oversight
Protecting the integrity and security of our customer and team member data is a top priority for OneMain. Our Cybersecurity Program, which is aligned with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, provides a framework for compliance with applicable cybersecurity and data protection laws. Our program is designed to ensure the security and confidentiality of customer information, protect against known or evolving threats to the security or integrity of customer records and personal information, and protect against unauthorized access to or use of such information. We work with our regulators to ensure that these policies are adequately designed to appropriately safeguard personal information.
The Company regularly reviews and, as appropriate, adapts our cybersecurity program to an evolving landscape of emerging threats, evaluates the effectiveness of key security controls, and assesses cybersecurity best practices. Overseen by the Board of Directors and its Risk Committee, we regularly review, and as appropriate, adapt our Cybersecurity Program to an evolving landscape of emerging threats, evaluate effectiveness of key security controls, and assess cybersecurity best practices. The Chief Information Security Officer (“CISO”), the Chief Technology Officer (“CTO”), and General Counsel are key management roles responsible for assessing and managing material risks from cybersecurity threats. The General Counsel, CISO, and CTO meet regularly to evaluate the Company’s Cybersecurity Program. The CISO has regular and direct communication with the Board, providing a cybersecurity report to the Risk Committee on at least a quarterly basis, as well as a written cybersecurity report and briefing to the full Board on an annual basis. These reports cover, but are not limited to, the Company’s cybersecurity posture, overall status of the Company’s compliance with the Cybersecurity Program, threat environment, material cybersecurity risks and events, Cybersecurity Program improvements and effectiveness, and other material matters related to the Cybersecurity Program.

The following are highlights of the Company’s Cybersecurity Program:
•the Company maintains a Cyber Incident Response Policy and detailed plans which are updated and exercised annually;
•the Company allocated resources to address increased cybersecurity threats from the expansion of our digital presence and product offerings, suppliers and vendors, and internal threats due to intentional or unintentional human risk;
•the Company used a variety of processes and technologies to monitor for and identify cybersecurity threats, including vulnerabilities scans, endpoint and network monitoring software, and email scanning software;
•cyber defenses are reviewed annually by third-party penetration testers using the Adversarial Tactics, Techniques and Common Knowledge (“MITRE ATT&CK”) framework, and the incident response plan is reviewed by experienced counsel;
•incorporated cybersecurity risk reviews of third-party service providers within our Enterprise Third Party Risk Management Program;
•conducted our annual Cyber Risk Assessments, which drive strategic decisions;
•team members are required to abide by our cybersecurity and data protection policies;
•team members are required to participate in formal cybersecurity training and targeted education and training.
The Company’s 2025 cybersecurity strategy is customer centric. The first layer addresses access, data, and confidence. The access pillar is centered on stopping threats from gaining traction in our environment via customer, team member, or third-party identities. The data pillar is focused on protecting data at rest, while in storage, or in transit. The confidence or assurance pillar encompasses fortifying our defenses, as well as proving out our vigilance and resilience.
For additional information on our cybersecurity risk management and strategy, see “Part 1 - Item 1. Business” and “Part 1 - Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Management Succession Planning
Our Board considers the selection, retention, and succession planning for our management team to be one of its most important functions. Succession planning is discussed at regularly scheduled meetings, including in executive sessions of the Board. Our NCG Committee has primary responsibility for executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO, which it then presents and makes recommendations to the full Board. Our Board discusses management succession with our CEO, including evaluation of potential internal candidates for succession and focus on particular individuals, as appropriate.
Stockholder Engagement
The Board values engagement and discussions with stockholders as part of our commitment to advancing our governance practices. In consideration of our evolving stockholder base, the Board undertook a comprehensive analysis of the Company’s Board, governance, executive compensation, and Impact-related practices and disclosures. Since 2021, we have sought feedback from our stockholders regarding the evolution of our practices and disclosures. Stockholders have provided our Board and management with informative insights which have directly informed our priorities, and we have received positive feedback on the actions we have taken. Any stockholder or other interested party who wishes to communicate with the Board or any of its members (including the Lead Independent Director) may do so by writing to the Board (or any one or more members). See “Additional Information — Questions and Answers on the Annual Meeting and Voting” for more information.

Board Structure
Board Leadership Structure
Our Board retains flexibility to choose the leadership structure that it believes is most appropriate based on the circumstances at any given time. Our Board regularly reviews its leadership structure and has determined that combining the roles of Chair and CEO and appointing a Lead Independent Director with clearly defined responsibilities is the most effective leadership structure for the Board at this time. In particular, the Board concluded that this structure allows for effective Board oversight while also ensuring that the Board and management benefit from Mr. Shulman’s in-depth knowledge of our Company and the financial services industry.
Our Lead Independent Director is elected annually by the independent directors and provides robust independent Board leadership. The Lead Independent Director’s responsibilities include presiding over executive sessions of the independent directors and serving as an informal liaison between the independent directors and the Chairman and CEO. We formalized additional responsibilities in 2022 and 2023, which are set forth in the Company’s Corporate Governance Guidelines, including that the Lead Independent Director:
•consult with the Chairman and CEO regarding the content, information, and schedules of meetings of the Board;
•foster an environment of open dialogue and constructive feedback among the independent directors;
•provide feedback to the Chairman and CEO regarding executive sessions of the independent directors;
•facilitate the effective functioning of key committees;
•ensure the Board has the ability to provide input on long-term strategy;
•participate in succession planning for senior management;
•provide guidance on director succession and development; and
•engage with stockholders as necessary and appropriate.
Mr. Guthrie was elected by the independent directors to serve as our Lead Independent Director, and his duties include helping to facilitate smooth onboarding of new directors in connection with the significant Board and Committee refreshment that occurred following the transition of our former primary private equity owner out of our stock in 2021, the comprehensive review of our governance, compensation and Impact-related practices and disclosures, and our outreach to a more widely held investor base. Mr. Guthrie has consistently demonstrated thoughtful leadership, decision making, performance, and oversight as Lead Independent Director. The Company’s non-executive directors met in executive session without management regularly in 2024.
Committees of the Board
The Board has five principal standing committees: the Audit, NCG, Compensation, Compliance and Risk Committees, as well as an Executive Committee. The Audit Committee, the NCG Committee, and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is “independent” within the meaning of NYSE listing standards.
Members of the Compliance Committee and the Risk Committee are not required to be independent directors. Each of the Board’s five principal standing committees operates pursuant to a written charter, and each such charter is available on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon written request, addressed to: Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Audit Committee

Members	Responsibilities and Purposes
•Roy A. Guthrie (Chair)
•Philip L. Bronner
•Richard A. Smith
The Board has determined that: (i) each member of the Audit Committee is “independent”; (ii) each member of the Audit Committee is “financially literate”; and (iii) Mr. Guthrie is an “audit committee financial expert,” as such terms are defined under the Exchange Act or NYSE listing standards, as applicable.
The Audit Committee met five times in 2024.

•Assisting the Board in its oversight of:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm, and the evaluation of the independent registered public accounting firm’s qualifications, independence, and performance; and
•the performance of the Company’s financial reporting process and internal audit function and whether to recommend to stockholders the appointment, retention, or termination of the Company’s independent registered public accounting firm;
•Reviewing, approving, or ratifying related party transactions and other matters that may pose conflicts of interest;
•Pre-approving all audit, audit-related, and other services, if any, to be provided by the independent registered public accounting firm; and
•Participating in the certification process relating to the filing of certain periodic reports pursuant to the Exchange Act and preparing the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

Compensation Committee

Members	Responsibilities and Purposes
•Roy A. Guthrie (Chair)
•Andrew D. Macdonald
•Richard A. Smith
The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE listing standards. The “independent” directors who are appointed to the Compensation Committee are also “non-employee” directors, as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee met four times in 2024.

•Overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its material incentive-compensation and equity-based plans;
•Evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;
•Evaluating the performance of the Chairman and CEO and other executive officers;
•Reviewing and discussing with management the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement filed with the SEC;
•Retaining and terminating compensation consultants as the Compensation Committee deems appropriate and approving the terms of any such engagement; and
•Preparing the Report of the Compensation Committee as required by the rules of the SEC.
Additional information regarding the Compensation Committee’s processes and procedures for consideration of director compensation and executive compensation are set forth below under “Director Compensation — Non-Employee Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis,” respectively.

Compliance Committee

Members	Responsibilities and Purposes
•Valerie Soranno Keating (Chair)* •Phyllis R. Caldwell •Toos N. Daruvala The Compliance Committee met four times in 2024.
•Overseeing the Company’s systems to comply with laws and regulations and related programs, policies, and procedures, in matters other than financial reporting compliance, which is the responsibility of the Audit Committee; and
•Assisting the Board in its oversight function with respect to:
•ensuring that the Company has an effective compliance program;
•monitoring regulatory risks and ensuring that there are appropriate policies, procedures, and controls to address them;
•the Company’s relationships with regulators; and
•identifying changes to laws, regulations, and best practices that may require changes to compliance programs or business practices.

* Not standing for reelection at the 2025 Annual Meeting.

Executive Committee

Members	Responsibilities and Purposes
•Douglas H. Shulman •Roy A. Guthrie The Executive Committee did not meet in 2024.	•Serving as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters.

Nominating and Corporate Governance Committee

Members	Responsibilities and Purposes
•Richard A. Smith (Chair) •Phyllis R. Caldwell •Toos N. Daruvala The NCG Committee met four times in 2024.
•Identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board;
•Advising the Board as to the Board’s composition, procedures, and committees;
•Developing and recommending to the Board a set of corporate governance guidelines and maintaining and updating such guidelines, as appropriate;
•Overseeing the annual self-evaluation of the Board and its committees; and
•Reviewing with the Board the Company’s Impact policies and practices and discussing with management reports on the Company’s progress and reporting on Impact-related matters and communications with investors and other stakeholders regarding these matters.
See “Corporate Governance — The Board of Directors — Selection of Director Nominees” above for more information about the process for identifying and evaluating nominees for director.

Risk Committee

Members	Responsibilities and Purposes

•Toos N. Daruvala (Chair) •Roy A. Guthrie •Valerie Soranno Keating* The Risk Committee met five times in 2024.
•Overseeing the Company’s material risks, by:
•overseeing the development and implementation of systems and processes designed to identify, manage, and mitigate reasonably foreseeable material risks to the Company;
•assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management functions of the Company; and
•overseeing the development and implementation of appropriate enterprise-wide strategies and policies to identify, monitor, manage, control, timely report, and mitigate material risks, including financial and non-financial, on and off-balance sheet, credit, cybersecurity, information security, and data privacy risk, and current and contingent exposures.

* Not standing for reelection at the 2025 Annual Meeting.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee. None of the individuals who served on the Compensation Committee during 2024 and none of the current members of the Compensation Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Compensation Committee or who served as members of the Compensation Committee during 2024 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Board and Governance Practices
Board, Committee and Annual Meeting Attendance
The Board held five meetings in 2024. Each director attended at least 75% of Board and committee meetings held in 2024. Directors are invited and encouraged, but are not required, to attend the Annual Meeting. Mr. Shulman attended the Company’s 2024 Annual Meeting of Stockholders.
Board Evaluations
Our NCG Committee oversees an annual self-evaluation of the Board’s and each committee’s performance using tailored questions based on the responsibilities set forth in our Corporate Governance Guidelines and the committee charters. Questions include areas in which the directors and management believe the Board can strengthen its contributions to the Company. The quality of communication, access to management, deliberation and decision making, oversight for strategy and risk, and responsiveness to emerging issues are some of the topics considered.
The self-evaluation outcomes are discussed by the Board and committees, and the committee Chairs discuss the results of their respective evaluations with the Board. The outcomes are used to assess the characteristics and skills required of current and prospective Board candidates, make recommendations to the Board regarding committee assignments, and strengthen Board effectiveness and governance. The NCG Committee reviews the annual self-evaluation process, including the questions used to conduct the evaluation, from time to time as deemed appropriate by the Committee.
Governing Documents
The Corporate Governance Guidelines set forth the Company’s primary principles and policies regarding corporate governance. The Board reviews the Corporate Governance Guidelines from time to time as deemed appropriate by the Board. The Corporate Governance Guidelines are supplemented by our Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers, as well as by policies and procedures addressing specific topics and practices.
You can find the following documents relating to our governance framework under the heading “Governance” on our investor relations website, http://investor.onemainfinancial.com:

•Corporate Governance Guidelines
•Audit Committee Charter
•Compensation Committee Charter
•NCG Committee Charter
•Compliance Committee Charter
•Risk Committee Charter
•Code of Business Conduct and Ethics
•Code of Ethics for Principal Executive and Senior Financial Officers
•Human Rights Policy

You also may obtain a free copy of any of these documents by sending a written request to our Corporate Secretary, Attn: Legal Department, at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Code of Business Conduct and Ethics
The Board adopted a Code of Business Conduct and Ethics to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees, and officers, including our CEO, CFO, and Principal Accounting Officer. The Board has also adopted the Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO, CFO, and Principal Accounting Officer and requires that such officers, among other things, create a culture of high ethical standards and commitment to compliance and make full, fair, accurate, timely, and understandable disclosures in accordance with applicable laws and regulations. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website as outlined above. We intend to disclose any material amendments to or waivers of our Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers, which requires disclosure under applicable SEC or NYSE rules, on our website within four business days of the date of any such amendment or waiver in lieu of filing a Current Report on Form 8-K pursuant to Item 5.05 thereof.
Complaints and concerns relating to the Company’s accounting, financial reporting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis.
All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Insider Trading Policy
We maintain an Insider Trading Compliance Program (the “Insider Trading Policy”) governing purchases, sales, contracts to purchase or sell, acquisitions, or dispositions of our securities by our officers, directors, and employees, as well as their spouses, minor children, adult family members sharing the same household, financial dependents, and any accounts over which any of these individuals exercise investment discretion (together, the “OneMain Persons”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our Insider Trading Policy prohibits trading in our securities, as well as derivatives relating to such securities, while in possession of or access to material, nonpublic information, and also prohibits disclosing material, nonpublic information to other persons who may trade on the basis of such information. Our Insider Trading Policy prohibits OneMain Persons from engaging in short sales of our securities, trading in public options or certain other derivative securities of ours, and holding our securities in margin accounts. Our Insider Trading Policy also restricts OneMain Persons from trading outside certain windows, prohibits Section 16 reporting persons from engaging in hedging and monetization transactions, and prohibits OneMain Persons from pledging our securities. Our Insider Trading Policy also requires our Section 16 reporting persons and certain other employees that we may designate, along with certain of their family members and dependents, to obtain pre-clearance prior to trading our securities. The Insider Trading Policy also contains procedures related to the administration of Rule 10b5-1 trading plans.
The Board regularly reviews corporate governance developments and modifies the Insider Trading Policy as warranted.
The Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Certain Relationships and Related Party Transactions
Certain Related Parties
In June 2018, affiliates of Apollo Global Management (“Apollo”) and Värde Partners, Inc. (“Värde”), through an acquisition entity (collectively, the “Consortium”), purchased approximately 40.5% of the Company’s then-outstanding common stock that had been owned by affiliates of Fortress Investment Group (the “Consortium Acquisition”). As a result, the Consortium became our largest stockholder with significant influence over all matters requiring a stockholder vote, and received rights to designate directors to the Board based on the Consortium’s share ownership, as well as customary indemnification rights and registration rights, under an amended and restated stockholders agreement (the “Stockholders Agreement”). Following a series of secondary public offerings and related transfers in 2021, Apollo and its affiliates exited the Consortium. Värde and its affiliates likewise reduced their holdings below 5% of our outstanding shares on May 2, 2024, and director Aneek S. Mamik (who at the time was a partner of Värde) resigned from the Board on September 17, 2024. Värde sold the remainder of their shares of the Company’s common stock and ceased to be stockholders of the Company in early 2025.The Stockholders Agreement terminated at the time Värde ceased to own 1% of our outstanding shares.
Related Party Transactions Policy and Procedures
We maintain a written policy (the “Related Party Transactions Policy”) that establishes procedures for identifying, reviewing, considering, and approving transactions between the Company or any of its subsidiaries and any of our officers, directors, nominees for director, or beneficial holders of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. The Related Party Transactions Policy provides that, unless a transaction is subject to an agreement providing that Board approval is required, the Audit Committee is responsible for reviewing and approving in advance (or ratifying, if applicable) any related party transactions. The chair of the Audit Committee has delegated authority to act between Audit Committee meetings, and no member of the Audit Committee or Board will participate in any review, consideration, or approval of any proposed transaction if such member or any of their immediate family members is the party involved with the proposed transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee or the chair, as applicable, will consider the relevant facts and circumstances, which may include, among other factors they deem appropriate, the proposed transaction’s benefits to the Company, the impact on a director’s independence, if applicable, the availability of other sources for comparable products or services, the terms of the proposed transaction and the terms available to unrelated third parties or to team members generally. The Related Party Transactions Policy further provides that certain related party transactions are deemed pre-approved or ratified and will not require specific approval, such as employment arrangements with the Company subject to certain disclosure and other conditions, charitable contributions that fall below enumerated thresholds, and transactions where rates or charges involved are determined by competitive bids.
Transactions with Affiliates
Margin Loan Agreements. In December 2019, the Consortium informed us that it had undertaken to pledge all of its shares of our common stock pursuant to margin loan agreements and related documentation on a non-recourse basis. In October 2021, Apollo repaid its margin loan in full and sold all of its shares of our common stock, after which it ceased being a member of the Consortium.
In August 2021, Värde informed us that it was updating its margin loan arrangements with certain lenders and entering into an amendment to the Consortium’s margin loan agreement and we entered into a related amendment to our issuer agreement. In November 2022, Värde informed us that it was assigning its margin loan arrangement to an affiliate of an existing lender thereunder and we entered into a related amendment to our issuer agreement. In August 2023, Värde informed us that it was extending its margin loan arrangement with its existing lenders and we entered into related acknowledgements of our issuer agreement. In January 2025, Värde repaid its margin loan in full and shortly thereafter informed us that it and its affiliates had sold the remainder of their shares of the Company’s common stock, after which it ceased to be stockholders of the Company.

Except for the foregoing, which was approved by a special committee of the Board comprised of independent and disinterested directors, we were not a party to the margin loan agreements and related documentation and did not have obligations thereunder.
Whole Loan Sale. In August 2021, we entered into a committed two-year whole loan sale forward flow agreement (the “Flow Agreement”) with entities affiliated with Värde, under which we agreed to sell $20 million of gross unsecured personal loan receivables per month. Prior to entering into the agreement, a special committee of the Board comprised of independent and disinterested directors reviewed and approved the addition of Värde to the existing group of purchasers within the whole loan sale program, on materially similar terms and conditions as the other purchasers in the program. In July 2023, we entered into an amendment to the Flow Agreement, under similar terms and conditions extending the program for an additional year. Prior to entering into such amendment, the Audit Committee reviewed and approved the amendment. The Flow Agreement terminated pursuant to its terms in August 2024. We continue to service the personal loans sold and are entitled to a servicing fee and other fees commensurate with the services performed.

Director Compensation
Non-Employee Director Compensation
We pay compensation to certain of our non-employee directors for their service as members of the Board and its committees. In 2024, our directors received compensation as set forth in the chart below.

Director Compensation Program	($)
Annual Cash Retainer	85,000
RSU Grant	155,000
Lead Independent Director Retainer	100,000
Chair Retainer for Audit Committee Chair	30,000
Chair Retainer for Compensation Committee, Compliance Committee, and Risk Committee Chairs	25,000
Chair Retainer for NCG Committee Chair	20,000
Retainer for Audit Committee Member	15,000
Retainer for Compensation Committee, Compliance Committee, NCG Committee, and Risk Committee Member	10,000
Fees to non-employee directors may be paid in cash or, in lieu of cash, by issuances of Company common stock. We make annual grants of RSUs during the first quarter of each calendar year that vest on the first business day of the year following the grant date, subject to the director’s continued service through the vesting date. RSUs are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of RSUs subject to the award that are outstanding on the record date for such dividend. The crediting of dividend equivalents is meant to treat the RSU award holders consistently with stockholders. Cash retainers for annual Board, Lead Independent Director, committee chair, and committee member service are paid in quarterly installments.
Stock grants are reviewed and approved annually. In general, non-employee directors’ cash and equity-based awards under the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan (“Omnibus Incentive Plan”) are capped at $500,000 during any calendar year. The Board is also authorized, at its discretion, to provide certain non-employee directors with a retainer or other fee, grant, or payment for service on a special purpose committee or for any other special service.
The Compensation Committee believes that these restrictions represent meaningful limits on the compensation payable to our non-employee directors. All members of the Board are also reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings or other Company business.
The Compensation Committee periodically undertakes a review of non-employee director compensation. The most recent review was completed in early 2024. As a result of this review, effective January 2024, the Board approved increases in the annual cash retainer to $85,000 and the annual RSU grant to $155,000 for non-employee directors, to more appropriately reflect the responsibilities and time commitment associated with Board service and better align with the median of peer practices. No other changes to our director compensation program were made at this time.

Director Compensation Table for 2024
The total 2024 compensation of our non-employee directors is shown in the following table. We do not separately compensate our employee director, Mr. Shulman, for his Board or committee service. Aneek S. Mamik, who was a partner of Värde and served as a director until September 17, 2024, did not receive compensation from us in 2024 for his Board or committee service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Philip L. Bronner	100,000	160,675	15,579	276,254
Phyllis R. Caldwell	105,000	160,675	—	265,675
Toos N. Daruvala	108,138	160,675	—	268,813
Roy A. Guthrie	250,000	160,675	5,375	416,050
Valerie Soranno Keating	120,000	160,675	15,579	296,254
Aneek S. Mamik	—	—	—	—
Richard A. Smith	130,000	160,675	38,596	329,271

(1)The amounts reported in this column represent the grant date fair value of RSUs granted in 2024, calculated in accordance with FASB ASC Topic 718. These RSUs vested on January 2, 2025.
(2)Represents dividend equivalent payments on RSU grants.

Director Stock Ownership Policy
Our Director Stock Ownership Policy, which is administered by the Compensation Committee, aligns the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors.
Pursuant to such policy, each non-employee director must at all times hold shares of Company common stock with a value equal to five times the cash retainer for such director’s annual Board service, excluding retainer fees for Board committee chair or committee member service. Non-employee directors have five years from the date they commence service on the Board to satisfy the requirements of such policy. As of the date of this proxy statement, Roy A. Guthrie and Richard A. Smith, the only non-employee directors who have been in service for at least five years, are in compliance with the Director Stock Ownership Policy.

•Must hold shares with value equal to 5x the cash retainer for annual Board service
•Value of holdings is determined by multiplying the shares held by the average closing price of the shares for the previous calendar year
•Holdings include shares held directly (including unvested or deferred RSUs) and indirectly by the non-employee director

Director Deferral Election Program
Each of our non-employee directors may elect to defer the delivery of all or a portion of their annual RSU grant for board service. Delivery of such RSUs may be delayed until the date of the director’s separation from board service, a specified date selected by the director, or the earlier to occur of the director’s separation from board service and a specified date selected by the director. RSUs that have been deferred may be delivered, at the election of the director, in a lump sum or in equal annual installments over a period of time not to exceed five years. Messrs. Daruvala, Guthrie, and Smith and Ms. Caldwell have made an election to participate in the Director Deferral Election Program for 2024 and 2025, and Mr. Macdonald has made an election to participate in the Director Deferral Election Program for 2025.

Executive Officers
Our executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of the date of this proxy statement:

Name	Age	Title
Douglas H. Shulman	57	Chairman and Chief Executive Officer
Jeannette E. Osterhout	43	Executive Vice President and Chief Financial Officer
Micah R. Conrad	53	Executive Vice President and Chief Operating Officer
Douglas H. Shulman
Chairman and Chief Executive Officer
Please see Mr. Shulman’s biographical information above under the heading “Corporate Governance — The Board of Directors — Director Biographies — Class II Directors — Terms expire in 2027.”
Jeannette E. Osterhout
Executive Vice President and Chief Financial Officer
Ms. Osterhout has served as Executive Vice President and CFO since March 2024. Prior to that, Ms. Osterhout served as the Company’s Executive Vice President and Chief Strategy Officer since November 2020. She joined the Company as an Executive Vice President in January 2020 and served as Chief Administrative Officer of the Company from January 2020 through November 2020. Prior to that, Ms. Osterhout held a number of positions at BNY Mellon from December 2014 through January 2020, including as CFO for its Investment Management Group and Head of Corporate Development. Before her time at BNY Mellon, Ms. Osterhout worked for McKinsey, including in its financial services practice, from August 2008 through December 2014. Ms. Osterhout also currently serves as Director, President, and Chief Executive Officer of our subsidiary, OneMain Finance Corporation (“OMFC”).
Micah R. Conrad
Executive Vice President and Chief Operating Officer
Mr. Conrad has served as Executive Vice President and COO since March 2024. Prior to this role, Mr. Conrad served as Executive Vice President and CFO of the Company since March 2019, as Executive Vice President of the Company since March 2017, and as Senior Vice President of the Company from November 2015 through March 2017. Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. (a consumer finance lender) from 2013 until November 2015, when it was acquired by the Company (then known as Springleaf Holdings, Inc.) from Citigroup (a global banking institution). Before taking his position at OneMain Financial Holdings, Inc., Mr. Conrad was a Managing Director at Citigroup and served in a variety of senior finance roles within Citi Holdings, Global Wealth Management, and Institutional Clients Group. Mr. Conrad also serves as a Director, Executive Vice President, and COO of OMFC.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program and the process by which our Compensation Committee (within this CD&A, the “Committee”) makes decisions to align the compensation of our executives with our business strategy and performance, to reward the achievement of financial targets, and to incent effective strategic leadership.
For 2024, our named executive officers (“NEOs”) were:
Douglas H. Shulman, Chairman and Chief Executive Officer
Jeannette E. Osterhout, Executive Vice President and Chief Financial Officer
Micah R. Conrad, Executive Vice President and Chief Operating Officer
Rajive Chadha, Former Executive Vice President and Chief Operating Officer

Our CD&A is organized in the sections referenced below:

1	Company Achievements and Executive Compensation Overview
2024 Financial Highlights
Faced with ongoing inflationary pressures and a complex macroeconomic environment, we ended 2024 with continued improvement in our credit trends. We continued to support our team members and our business, driving positive trends in both originations and credit as we continued our focus on driving profitable growth and maximizing stockholder value. Our management team focused on managing the core loan business through continued economic uncertainty and providing access to credit and support for our customers. In addition, our management team focused in 2024 on the following strategic priorities and investments:
•managing production and credit through a challenging economic environment;
•managing operating expenses and achieving agreed-upon cost savings in 2024;
•continuing disciplined investments in, and development of, new products;
•building upon our data analytics and leveraging new technologies to further enhance our industry-leading underwriting and to interact with customers more seamlessly;
•being the employer of choice for our team members and focusing on our reputation and customer experience; and
•advancing our best-in-class funding and investing strategy to operate effectively in both good and challenging times.
Advancing these strategic priorities aligned with the focus areas of the qualitative component of our annual incentive compensation program, which included managing production and credit as discussed above, managing operating expenses with planned reductions in operation cost, continuing investing in new products and our omni-channel platform, investing in analytics, data, and cloud capabilities, continuing to be the employer of choice for our team members and focusing on our external reputation, and advancing funding and investor strategy.
Following the end of the year, the Committee determined actual annual and long-term incentive awards for the NEOs based on an assessment of the achievement of the financial and qualitative performance goals set at the beginning of the fiscal year.
Select Highlights for 2024 Include:
•Grew our Consumer and Insurance segment (“C&I”) Managed Receivables (“Managed Receivables”)* by 11% to approximately $24.7 billion and had approximately $685 million of Capital Generation*, allowing us to continue to invest in our future while also returning significant capital to our stockholders
•Continued our disciplined BrightWay credit card rollout and expansion of secured lending distribution channels, including the purchase and integration of Foursight Capital LLC (“Foursight”), and made further investments in digital, data science, and new products and channels
•Grew our customer accounts by 15% to a total of 3.4 million customer accounts
•Issued $3.9 billion in funding, including $2.4 billion from offerings of high-yield bonds and $1.1 billion in 7-year asset-backed securities
•Returned $533 million in capital to our stockholders via dividend payments and repurchases of common stock
•Reached over 440,000 students in 4,100 mostly low-to-moderate income high schools since inception with free, digital financial education through Credit Worthy by OneMain Financial, and will award up to $550,000 in scholarships
•Issued our second-ever Social Bond, with the net proceeds committed to serving credit-disadvantaged communities across the country
•Certified as one of America’s Most Loved Workplaces® by the Best Practice Institute for the third year in a row
•Focused on supporting our customers, especially those most pressured by inflation, through our community-based branch network
*See Appendix A for reconciliation of non-GAAP financial measures and descriptions of certain key performance indicators and a reconciliation of such measures to the most directly comparable measures calculated under GAAP.
Our results support our long-term value creation strategy even in an uncertain economic environment. We will continue to prioritize investment in our business through underwriting high-quality loans and initiatives that drive capital generation. Our continued focus on strengthening our core business and our strategic priorities has resulted in outperformance relative to the NYSE Composite Index, the NYSE Financial Sector Index, and our 2024 Peer Group over the last three years.
3-Year Total Stockholder Return(1)
(1)Cumulative return measured from January 1, 2022 to December 31, 2024, assuming reinvestment of dividends. The 2024 Peer Group composition is listed on page 47. Peer group results exclude The Aaron’s Company Inc., which was acquired in October 2024.

Executive Compensation Overview
We believe our executive compensation program should reflect our pay-for-performance philosophy, under which the compensation of our NEOs is closely tied to our financial performance and the creation of value for our stockholders. The Compensation Committee establishes our annual compensation program early in our fiscal year as part of its assessment of prior year performance and establishing objectives for the current year. As previously disclosed, following a holistic review of our compensation practices, the Compensation Committee redesigned our executive compensation program in 2023 to better reflect our business and short- and long-term objectives, as well as the broader economic environment and to reflect the completion of our transition away from having a large portion of our shares owned by a consortium of private equity funds. As part of the new program, we simplified the structure by focusing metrics, unbundling RSUs from our annual incentive program and adjusting the pay mix to place greater emphasis on long-term equity incentives. We discussed our realigned executive compensation program with investors as part of our ongoing stockholder engagement program, and these changes reflect stockholder input. After a year of transition in 2023, our redesigned compensation program was fully implemented in 2024. Accordingly, we made a single RSU grant to our NEOs in 2024, and overall equity compensation granted declined substantially as a result.
2024 Target Total Direct Compensation
Our NEO compensation program for 2024 is consistent with our pay-for-performance philosophy and reflects a target for total direct compensation, which the Committee established in early 2024, considering historical performance, market data, the economic environment, and individual specific factors. Target total direct compensation in 2024 was comprised of the following elements:
Base salary, which provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation Committee and are informed by competitive market levels and may be adjusted to recognize an executive’s tenure, knowledge, experience, and increasing responsibilities.
Annual cash incentive is variable pay delivered in cash based on the achievement of annual, pre-defined financial performance objectives and key short- and long-term strategic goals.
Long-term equity awards drive performance against critical goals that create sustainable long-term shareholder value, serve to align our NEOs’ interests with those of our stockholders and provide a strong retention incentive. Long-term equity awards for 2024 were comprised of equal target amounts of:
•PSUs, which are earned subject to the achievement of pre-established performance goals and continued service for a three-year performance period; and
•RSUs, which vest in three installments subject to continued service.
We believe incentive compensation should constitute a significant majority of an executive officer’s compensation. The table and the charts below reflect the 2024 target total direct compensation mix for our CEO and other NEOs.

Target Total Direct Compensation Mix(1)

Base Salary	Cash Incentive	RSUs	PSUs
(1) The totals in the charts do not add up to 100% due to rounding. The Other NEOs chart reflects information for our NEOs who served the Company for the full fiscal year.

The table below provides the value of the 2024 target total direct compensation opportunity for our NEOs. This information is intended to supplement, but not replace, the information reported in the Summary Compensation Table, which reports 2024 compensation in the format required by SEC rules.

2024 Target Direct Compensation
	Base Salary	Cash Incentive	RSU	PSU	Target Total Direct Compensation
Douglas H. Shulman	$1,000,000	$2,500,000	$2,750,000	$2,750,000	$9,000,000
Jeannette E. Osterhout	$600,000	$760,000	$700,000	$700,000	$2,760,000
Micah R. Conrad	$600,000	$760,000	$700,000	$700,000	$2,760,000

Compensation Philosophy
Our objective is to provide a market-based total compensation program tied to performance and aligned with the interests of our stockholders. We view compensation practices as a means for communicating our performance goals and standards of conduct and for motivating and rewarding team members in relation to their achievements.
We observe the following guiding principles in setting executive compensation:

Hire and retain top-caliber executives:
Executive officers should have base pay and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels necessary to deliver sustained high performance to our stockholders and customers.

Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate, and retain key executive talent.

Discourage imprudent risk-taking: Executive officers should be incentivized to help the Company achieve its goals, but not to take excessive or inappropriate risks as a result. In addition, by selecting multiple performance goals over different time periods we believe our compensation program avoids incentivizing excessive risk-taking.
Pay-for-performance: A significant portion of the total compensation of our executive officers should be linked to the achievement of long-term Company performance goals and strategies.
Align compensation with stockholder interests: The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of ownership of Company common stock.
Provide limited perquisites: Perquisites for our executive officers are minimized and limited to items that serve a reasonable business purpose.

Key Compensation Practices
The Committee has adopted the following practices to support its commitment to the above guiding principles:

Review of Pay Versus Performance: The Committee reviews the relationship between executive pay and Company performance.

Compensation Assessment: We use compensation data compiled from a group of publicly traded peer companies in the consumer finance, transaction and payment processing services, and commercial and residential mortgage finance industries to support our executive compensation process and decisions.

Significant Portion of Deferred Equity Compensation: Our executive officers receive a significant portion of their compensation in the form of deferred equity compensation, helping to align the compensation of our executives with our business strategy and performance.

Robust Stock Ownership Policies: We maintain stock ownership policies requiring our executive officers to hold shares of Company common stock with a value of at least five times base salary for our CEO and three times respective annual base salary for other executive officers. All of our executive officers have achieved these ownership levels.

Compensation Clawbacks: We maintain a compensation clawback policy to recover incentive-based compensation from our current or former executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results, regardless of fault.

Avoid Inappropriate Risk-taking: Our incentive award opportunities incorporate multiple performance metrics over long-term and short-term periods and avoid over-emphasizing any one metric or goal, which serves to discourage excessive or inappropriate risk-taking.

No Hedging of Shares: Our insider trading policy prohibits all Section 16 reporting persons, including executive officers and directors, from engaging in hedging and monetization transactions of our securities.

No Margining Shares or Pledging of Shares: Our insider trading policy prohibits margining our shares or pledging our shares as collateral for a loan.
Restrictive Covenants: Our executive officers are subject to restrictive covenants upon separation from the Company, including non-competition, non-solicitation, and non-disclosure obligations.

Double-Trigger Change-in-Control Provision: Our Omnibus Incentive Plan has a “double-trigger” accelerated vesting feature, meaning that both a change of control and an involuntary termination of employment must occur for awards to vest.

Independent Compensation Consultant: The Committee retains an independent executive compensation consultant to provide independent advice, information, and analysis on executive compensation, incentive plan performance measures, and compensation program design and developments.

No Excise Tax Gross-Ups: We do not provide gross-up payments to offset any “golden parachute” excise taxes potentially incurred by our executives in connection with a change in control.
No Dividend Equivalent Payments on Unvested PSUs: We do not pay dividend equivalents on unvested PSUs.

2	2024 Compensation Elements
The Committee designed a compensation program to provide our NEOs with target compensation that is competitive with that of the 2024 Peer Group and with compensation tied directly to the Company’s operating performance, stock price, and total shareholder return (“TSR”). Individual components of compensation may be greater or less than the target, and actual compensation delivered may vary significantly from the target based on Company or individual performance and changes in our stock price.

The following table presents the principal components and the purpose of each component of the 2024 total direct compensation to our executive officers:

	Element	Form	Purpose	Performance Metrics
Fixed	Base Salary	Cash	•Competitive base pay to help attract and retain executive talent •Only fixed source of compensation •Informed by competitive market levels and may be adjusted to recognize an executive’s tenure, knowledge, experience, and increasing responsibilities	—
Variable – Annual Incentive Compensation	Cash Incentive	Cash
•Designed to drive performance against annual financial and strategic goals
•Value determined based on performance against pre-defined objectives
•Informed by competitive market levels and may be adjusted to recognize an executive’s tenure, knowledge, experience, and increasing responsibilities
•Actual bonus can range from 0% to 150% of target

Annual financial performance metrics (70%)
•Capital Generation:* 50%
•C&I Operating Expenses:* 10%
•New Products/Channels: 10%
Strategic factors (30%)
•Manage production and credit through a challenging economic environment
•Manage operating expenses, including certain planned reductions
•Continue disciplined investment in new products
•Invest in analytics, data, and cloud capabilities
•Continue to be the employer of choice for our team members and focus on our external reputation
•Advance funding and investor strategy

	Element	Form	Purpose	Performance Metrics
Variable – Long-Term Equity Awards	PSUs	Stock
•To drive performance against strategic imperatives that create sustainable long-term stockholder value, align executive interests with stockholders and reward appropriately
•Target values set with reference to competitive market levels
•Earned shares vest subject to performance and continued employment
•Actual payout can range from 0% to 200% of target
•Aids in executive retention

Payout based on Capital Generation* performance:
•2024 Capital Generation* (34%)
•2025 Capital Generation Growth* (33%)
•2026 Capital Generation Growth* (33%)
with applicable performance targets established in early 2024 at the beginning of the three-year performance period.

Adjusted +/- 20% by a Relative TSR Modifier
•compared to a broader group of consumer finance peers** to promote alignment of PSUs with relative shareholder returns

	RSUs	Stock
•Service-based awards vest over a three-year period
•Designed to force a direct link between executive and stockholder interests by transforming executives into stockholders
•Target values set with reference to competitive market levels
•Aids in executive retention
•Continued employment •Realizable value based on stock price performance

* Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.
** See page 49 for the TSR Modifier Peer Group.

2024 Total Direct Compensation Components in Detail
The Committee determines the individual compensation components of the program within the competitive target value for an executive officer’s total direct compensation.
Base Salary
Base salary is the only fixed component of our executives’ total direct compensation that establishes a minimum level of cash compensation for our executive officers, including the NEOs.

	2024 Base Salary	2023 Base Salary
Douglas H. Shulman	$1,000,000	$1,000,000
Jeannette E. Osterhout	$600,000	$600,000
Micah R. Conrad	$600,000	$600,000
Rajive Chadha	$600,000	$600,000

The Committee annually reviews the base salaries of our NEOs considering market data, evolving responsibilities of the position, and individual performance. Based on this input, the base salary for each of our NEOs remained the same from 2023 to 2024. Mr. Shulman’s base salary has not increased since 2021.
Annual Incentive Compensation
Our executive officers are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-established financial performance metrics and strategic objectives for the Company, which are intended to drive sustainable growth and create long-term stockholder value. Annual incentive compensation for 2024 was paid in the form of cash based on the achievement of annual financial and qualitative performance metrics.
For 2024, annual incentive compensation comprised 70% financial performance metrics and 30% qualitative metrics. The financial performance metrics were selected to align compensation with our business strategy and performance and to reward achievement of financial targets and effective strategic leadership. Each quantitative metric was capped at 150% of target, which served as a cap for the annual incentive opportunity.

Metric	Weighting
Capital Generation*	50%
C&I Operating Expenses*	10%
New Products/Channels	10%
*Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.
Qualitative strategic factors represent 30% of our annual incentive award and were selected to align with the Company’s strategic objectives, with an achievement value of up to 200%. For 2024, qualitative factors consisted of the following:
•manage production and credit through a challenging economic environment;
•manage operating expenses, including certain planned reductions;
•continue disciplined investment in new products;
•invest in analytics, data, and cloud capabilities;
•continue to be the employer of choice for our team members and focus on our external reputation; and
•advance funding and investor strategy.
The Committee evaluated performance against pre-established qualitative strategic objectives and the Company’s progress on its strategic priorities for 2024 and determined that achievement levels of 180% were appropriate for Douglas H. Shulman, Jeannette E. Osterhout, and Micah R. Conrad. The Committee considered the following actions under the leadership of our NEOs:
•Actively managed through a dynamic credit environment, which included significant adjustments to the credit box, pricing, and enhanced collections strategy, outperforming peers.
•Drove growth in business despite our conservative credit posture, proactively looking for new opportunities.
•Managed operating expenses with a focused effort to reduce expenses in the first quarter of 2024.
•Continued to drive growth in the core loan business and execute on other strategic efforts to launch new products and channels.
•Significant progress made on getting new products ready to scale and expanding channels, including expansion of our auto finance lending distribution channel, while maintaining credit quality in a difficult environment and improving yield, integrating Foursight to expand into indirect auto finance, which resulted in $2.4 billion of auto finance managed receivables at year end, and providing free Trim financial wellness benefits to our customers.
•Significant progress made on major technology and digital initiatives.

•Continued advancement in our data science and analytics capabilities by continuing our model refinement and expanding data sources.
•Achieved significant advancement of public policy goals.
•Positioned ourselves as an employer of choice with increased employee engagement scores and certified as one of America’s Most Loved Workplaces® by the Best Practice Institute for the third year in a row.
•Expanded our Credit Worthy by OneMain Financial free digital education program to over 4,100 high schools and over 440,000 students since inception.
•Gained new long-term equity investors and increased support from major current investors by communicating our superior balance sheet management, credit management, and innovation for growth to the equity investor community.
•Continued to refine our funding and investor strategy, including issuing $3.9 billion with approximately $1.1 billion in asset-backed securities and $2.4 billion of unsecured bonds in a challenging capital markets environment; renewed credit facilities at favorable terms.
Achievement level of the annual compensation metrics is included in the table below.

2024 Annual Incentive Compensation Performance Scorecard
Metric	Weight	Target(1)	Result(1)	Achievement Level
Capital Generation(2)	50%	$630 - $770	$685	100%
C&I Operating Expenses(2)	10%	$1,577 - $1,501	$1,554	100%
New Products/Channels	10%	$1,238 - $1,513	$1,727	150%
Financial Performance	70%	100%	107%	75%
Qualitative Assessment	30%	100%	180%(3)	54%
Total Performance Payout				129%(4)
(1)Amounts in millions.
(2)Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.
(3)Achieved at 180% for Mr. Shulman, Ms. Osterhout, and Mr. Conrad.
(4)Achieved at 129% for Mr. Shulman, Ms. Osterhout, and Mr. Conrad.

In setting the financial metric targets, the Committee determined to use a range considering uncertainty in the economic environment, including elevated levels of inflation and relatively high interest rates, the volatility in our business, and the continued deterioration in the financial health of the nonprime consumer. These factors were particularly prevalent in early 2024 when targets were established. Accordingly, the Capital Generation target was set below 2023 performance. Targets for the other metrics were set higher than prior year performance, although the rate of growth was muted for C&I Operating Expenses due to cost reduction actions and efficiency initiatives.

The results for Capital Generation and C&I Operating Expenses were within the target range, resulting in achievement levels of 100%. The result for New Products/Channels exceeded the target range, resulting in an achievement level of 150%. Qualitative assessments resulted in achievement levels of 180%. Total performance payouts were 129% of target.

The table below reflects the target and earned annual incentive amounts based on the results reflected in the preceding table.

2024 Annual Incentive Awards
	Target Annual Incentive Compensation	Earned Annual Incentive Compensation
Douglas H. Shulman	$2,500,000	$3,225,000
Jeannette E. Osterhout	$760,000	$979,640
Micah R. Conrad	$760,000	$979,640

Long-Term Equity Awards

Long-term incentive awards tie executive compensation to the achievement of annual financial and qualitative performance metrics and are intended to align our NEOs’ interests with those of our long-term stockholders. Long-term incentives are split evenly between PSUs and RSUs.

2024 Restricted Stock Unit Grants

Under our executive compensation program effective for 2024, RSUs will be granted annually, with vesting to occur in three equal annual installments subject to continued service.

2024 RSU Grant
Douglas H. Shulman	$2,750,000
Jeannette E. Osterhout	$700,000
Micah R. Conrad	$700,000

2024 Performance Share Unit Awards
PSUs are tied to the achievement of Capital Generation achievement over a three-year performance period, including a three-year Relative TSR modifier.
The Capital Generation goals for the three-year period were set at the beginning of the performance period. The target for the first year of the performance period was set as a base dollar value, with targets for the second and third years set as growth rates. Performance against target (whether dollar value or growth rate) will be measured for each year, generating three annual payout percentages. The three annual payout percentages will be weighted averaged, as presented in the table below, to determine the final payout percentage. The payout percentage ranges from 0%, if the threshold Capital Generation value or growth is not achieved, to 200%, if the maximum Capital Generation value or growth is achieved.

2024 PSU Metric
Metric*	Weighting
2024 Capital Generation*	34%
2025 Capital Generation Growth*	33%
2026 Capital Generation Growth*	33%
*Refer to Appendix A for a description of this metric.

The Committee selected this metric for 2024 as it aligns with how we are managing the business over the longer term, with targets aligned to our annual plan and requiring year-over-year growth. Capital Generation, a non-GAAP metric described further in Appendix A, is the key performance measure of our segment that measures the capital created during a period which is used to manage our business. Capital Generation reflects Consumer & Insurance adjusted pretax income, which excludes regulatory settlements, net gain or loss resulting from repurchases and repayments of debt, and other items and strategic activities (for example, restructuring charges), and also excludes the change in our Consumer & Insurance allowance for finance receivable losses in the period while still considering the Consumer & Insurance net charge-offs incurred during the period.
The PSUs are also subject to a three-year TSR modifier, which will adjust the payout down by 20% if Relative TSR is in the bottom quartile when compared to the TSR Modifier Peer Group, and increase the payout by 20% if in the top quartile, with no change occurring if Relative TSR is in the second and third quartiles. PSUs, including the impact of the Relative TSR modifier, have possible payouts ranging between 0% and 200% of the target level. The following reflects target PSU opportunity for our NEOs:

2024 PSU Target
Douglas H. Shulman	$2,750,000
Jeannette E. Osterhout	$700,000
Micah R. Conrad	$700,000
Previously Granted Performance-Based Awards
2022 PSU Awards – Pay for Performance
In January 2025, the Committee determined final payout levels for PSU awards granted in 2022 with a performance cycle ending at the end of 2024. For the three-year performance period, our Cumulative Three-Year Capital Generation* was approximately $2.5 billion and our Three-Year Average Capital Generation Return on Receivables* was 4.2%. Neither of the threshold requirements for these measures were achieved over the three-year period ending December 31, 2024, resulting in the awards lapsing in their entirety.

Payout of 2022 PSU Awards
	2022 PSU Target	Payout
Douglas H. Shulman	$2,166,666	$0
Jeannette E. Osterhout	$616,667	$0
Micah R. Conrad	$516,667	$0
* Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.
Expired Performance Option Awards
In 2018 and 2019, the Committee granted cash-settled performance-based awards (the “Performance Option Awards”) to our NEOs, which were intended to provide additional incentives to significantly drive shareholder value and grow the Company following the completion of the Consortium Acquisition and the related changes to our Board and executive management. The outstanding portion of these awards lapsed in their entirety in 2024.
The Performance Option Awards were granted in three tranches for each NEO and were subject to achievement of double-trigger vesting conditions based on: (x) a reduction in the Company’s common stock owned by the Consortium to specified levels and (y) the Company’s stock attaining (i) a specified volume-weighted average trading price (“VWAP”) over a consecutive six-month period ending on or before the date the Consortium reduced its ownership below the applicable level or (ii) a fair market value on the date following such reduction in ownership that was not less than 10% below the applicable VWAP trigger.
The Performance Option Awards were designed to closely align the interests of our management team with those of our stockholders, and vesting of the first two of the three tranches required that the Consortium, and therefore our stockholders generally, receive substantial pre-specified returns on investment based on the stock price at the time of the Consortium Acquisition. Such vesting conditions related to the first two tranches of the Performance Option Awards were satisfied in 2021.

In 2021, the Performance Option Awards were amended to extend the period to achieve the specified VWAP over a consecutive six-month period from the applicable Consortium sell-down date until July 2024, subject to the NEO’s continued employment through the vesting date or an earlier qualifying termination of employment.
The VWAP trigger was not achieved for a consecutive six-month period by July 26, 2024, resulting in the awards lapsing in their entirety.

3	Employee Benefits and Other Compensation
We provide benefit programs that are designed to be competitive with market and provide reasonable security for employees. For 2024, welfare and retirement benefits were offered at essentially the same level to all U.S. salaried employees, including executive officers.
Retirement Benefits
All of our NEOs receive the same retirement benefits as our other employees.
All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan. We match a percentage of each participant’s contributions to the 401(k) plan up to the statutory limits.
Our NEOs are also eligible to participate in the OneMain Holdings, Inc. Nonqualified Deferred Compensation Plan (the “NQDC Plan”) which provides eligible participants with the option to defer receipt of some or all of their annual cash incentives and some of their base salaries. Eligible participants include all employees with a base salary equal to or in excess of $200,000, including each of our NEOs. Participant contributions will be fully vested at all times. Employer contributions are not permitted under the NQDC Plan. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. For additional information, please see “Compensation Discussion and Analysis — Executive Compensation Tables — 2024 Nonqualified Deferred Compensation.”
Welfare Benefits
Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.
Severance and Change-in-Control Arrangements
For discussion of our severance and change-in-control arrangements, including a description of our Executive Severance Plan and the employment agreements with Messrs. Shulman and Chadha, please see “Compensation Discussion and Analysis — Executive Compensation Tables — Severance and Change-in-Control Arrangements.”
Other Compensation
Other compensation for our executive officers consists primarily of dividend equivalents with respect to unvested and outstanding RSUs, Performance Option Awards, and PSUs granted prior to 2023. Such awards are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of equity awards subject to the award that are outstanding on the record date for such dividend. Half of the dividend equivalents are paid at the time of the dividend, and half accrue and are paid at the time of vesting. Dividend equivalents have not been paid on unvested PSUs granted from 2023 onward.
The crediting of dividend equivalents is meant to treat the equity award holders consistently with stockholders, which serves to further align the interests of our executive officers with our stockholders, with half of the amount deferred until vesting for retention purposes. Because they are not included in the grant date fair value of awards, dividend equivalents are reported in the All Other Compensation column of the Summary Compensation Table.
We generally limit perquisites for our executive officers, and when perquisites are provided, they are limited to items that serve a reasonable business purpose.

4	How We Make Compensation Decisions
Role of the Compensation Committee
The Committee is responsible to our Board for overseeing the development and administration of our executive compensation and employee benefit plans and practices. The Committee, which consists of at least two independent directors, is responsible for the review and approval of all aspects of our executive officer compensation program.
The Committee is responsible for evaluating annually the performance of each of our NEOs and determining and approving their compensation (including, but not limited to, base pay and annual and long-term incentive award opportunities) based on such evaluation. Additionally, the Committee is responsible for the following, among its other duties:
•Reviewing the Company’s executive compensation plans, including the goals and objectives relevant to compensation;
•Evaluating the performance of our executive officers in light of such goals and objectives;
•Reviewing and approving any severance or termination arrangements to be made with any executive officer;
•Reviewing any perquisites or other personal benefits provided to any executive officer; and
•Reviewing whether incentive and other forms of pay encourage excessive risk-taking and the relationship between risk management policies and practices, corporate strategy, and the Company’s compensation arrangements.
The role of the Committee is described in detail in the Compensation Committee charter, which is available under the Governance tab on our investor relations website at http://investor.onemainfinancial.com. The Committee is supported in its work by our Executive Vice President, Chief Human Resources Officer, her staff, and the Committee’s independent compensation consultant, as described below.
Role of the Independent Compensation Consultant
The Committee recognizes the importance of using an independent compensation consultant that provides services to our Board and its committees. In 2024, FW Cook served as the Committee’s independent executive compensation consultant to provide independent advice, information, and analysis on executive compensation, incentive plan performance measures, and compensation program design and developments. FW Cook was engaged by and reported directly to the Committee, which could replace its compensation consultant or hire additional consultants at any time. A representative of FW Cook attended meetings of the Committee when requested and communicated with the Committee Chair between meetings.
In November 2024, the Committee separately retained Meridian Compensation Partners (“Meridian”) as its independent executive compensation consultant to provide information and analysis on executive compensation, incentive plan performance measures, and compensation program design, disclosure, and developments.
Compensation Consultant Independence
The Committee has assessed the independence of FW Cook and Meridian pursuant to NYSE rules, and the Committee has concluded that the work each firm performed for the Committee during 2024 did not raise any conflicts of interest that would prevent either FW Cook or Meridian from independently advising the Committee.

Role of Management
The Committee receives recommendations from the CEO, working with management, regarding our executive compensation structure, metrics, and goals. Our CEO does not make any recommendations with respect to his own compensation.
The Committee also receives information from our CFO and General Counsel to evaluate whether our incentive compensation programs for our executive officers and other employees encourage responsible investment of our resources and do not unintentionally encourage or reward imprudent risk-taking. After a review of our compensation plans by our CFO and General Counsel, who provided the Committee with a briefing in April 2025, the Committee concluded that our compensation plans were well designed and well documented. Additionally, our incentive compensation plans were not unbalanced such that they encourage excessive or unnecessary risk-taking that would endanger the reputation or financial well-being of the Company or otherwise have any material adverse effect on the Company.
Stockholder Feedback
At our 2020 Annual Meeting, our stockholders voted in favor of conducting advisory votes on our executive compensation program on a triennial basis. As previously noted, we revised our executive compensation program in 2023, which we previewed in the proxy statement for our 2023 Annual Meeting. The Board believes this realigned program appropriately reflected our business and economic environment with a diversified stockholder base, and that support for the program was reflected in the advisory vote on our executive compensation program at our 2023 Annual Meeting of Stockholders, at which approximately 95% of the votes cast were in favor. Following the vote, the Board and the Compensation Committee reviewed these results and continued to enhance and engage with stockholders on our executive compensation policies. Stockholders will again be asked to vote, on an advisory basis, on the compensation paid to our NEOs and the frequency of such advisory votes at our 2026 Annual Meeting.
Use of Peer Groups
2024 Peer Group
In the course of designing and implementing our 2024 executive compensation program, the Committee used compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including banking, consumer finance, thrifts, and mortgage finance), as well as the specialty retail and IT services industries.

•The Aaron’s Company Inc.(1)
(Specialty Retail)
•Comerica Incorporated
(Diversified Banks)
•Credit Acceptance Corporation
(Consumer Finance)
•Fidelity National Information Services, Inc.
(IT Services)
•LendingClub Corporation
(Consumer Finance)
•Navient Corporation
(Consumer Finance)
•Synchrony Financial
(Consumer Finance)

•Bread Financial Holdings, Inc.
(IT Services)
•Commerce Bancshares, Inc.
(Regional Banks)
•Dollar Tree, Inc.
(Multiline Retail)
•Huntington Bancshares Incorporated
(Banking)
•Mr. Cooper Group Inc.
(Thrifts and Mortgage Finance)
•SLM Corporation
(Consumer Finance)
•The Western Union Company
(IT Services)

(1) The Aaron’s Company was acquired in October 2024.

Revised Peer Group Adopted for 2025
For determining the fiscal year relevant peer group for 2025 (the “2025 Peer Group”), the Committee, with assistance from its new independent compensation consultant, reviewed the 2024 Peer Group and determined that it would be appropriate to make adjustments that align with our size, industry and talent acquisition strategy for benchmarking our executive compensation program. There were selected peers in the 2024 Peer Group that were no longer relevant based on our focus to strengthen our core business and our revised strategic priorities. The focus of our peer group shifted to peers in the Consumer Finance and Transaction and Payment Processing industries. Additionally, the Committee reviewed revenue before loan loss provisions (where applicable), total assets, and market capitalization of each company in the 2025 Peer Group to ensure that such company was an appropriate comparator. Based on this analysis, the Committee determined that the 2025 Peer Group would remove Comerica Incorporated, Commerce Bancshares, Inc., Dollar Tree, Inc., Huntington Bancshares Incorporated, Mr. Cooper Group Inc., and The Aaron’s Company Inc. and replace them with Ally Financial Inc., Global Payments Inc., PROG Holdings, Inc., Rocket Companies, Inc., SoFi Technologies, Inc., and Toast, Inc. Relative to the 2025 Peer Group, as of December 31, 2024, OneMain was positioned at the 50th percentile in terms of assets, 57th percentile in terms of revenue before loan loss provisions and 57th percentile in terms of market capitalization.
The Committee relies on various sources of compensation information to determine the competitive market for our NEOs. To assess the competitiveness of our executive compensation program, we (together with our independent compensation consultant) analyze compensation data obtained from the proxy materials of the peer group members as well as compensation and benefits survey data provided by other national compensation consulting firms. As part of this process, we measure our program’s competitiveness by comparing relevant market data against actual pay levels within each compensation component and in the aggregate for each executive officer position. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

TSR Modifier Peer Group
For purposes of evaluating Relative TSR as a modifier for the PSU portion of our long-term incentive program, the Committee compares the Company’s TSR against a broader set of consumer finance and other companies that the Committee deemed relevant based on its industry (the “TSR Modifier Peer Group”). The TSR Modifier Peer Group includes the following companies:

•Ally Financial Inc.
•Bread Financial Holdings, Inc.
•Consumer Portfolio Services, Inc.
•CURO Group Holdings Corp.(1)
•Encore Capital Group, Inc.
•EZCORP, Inc.
•Green Dot Corp.
•LendingClub Corporation
•Medallion Financial Corp.
•Navient Corporation
•Nicholas Financial, Inc.
•Oportun Financial Corp.
•Regional Management Corp.
•SLM Corp.
•Upstart Holdings, Inc.

•Atlanticus Holdings Corp
•Capital One Financial Corp.
•Credit Acceptance Corp.
•Discover Financial Services
•Enova International, Inc.
•FirstCash Holdings, Inc.
•Katapult Holdings, Inc.
•LendingTree, Inc.
•Mogo Inc.
•Nelnet, Inc.
•Open Lending Corp.
•PRA Group, Inc.
•SoFi Technologies, Inc.
•Synchrony Financial
•World Acceptance Corp.

(1) CURO Group Holdings Corp. was delisted in March 2024 in connection with its filing of a voluntary petition for bankruptcy.

Accounting and Tax Treatment
The accounting and tax treatment of the elements of our executive compensation is one factor considered in the design of the program. Although the Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation program, the Committee retains the flexibility to design and administer a compensation program that is in the best interests of the Company and its stockholders.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis set forth herein with management. Based upon the Committee’s review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report for the year ended December 31, 2024.

Compensation Committee of the Board of Directors*
Roy A. Guthrie
Richard A. Smith

* Andrew D. Macdonald was appointed to the Compensation Committee after the Compensation Committee completed its review and made its recommendation to the Board with respect to the Compensation Discussion and Analysis.

Executive Compensation Tables
2024 Summary Compensation Table
The table below summarizes information regarding compensation for the years 2022 through 2024, as applicable, for each of our NEOs.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Douglas H. Shulman, Chairman and Chief Executive Officer	2024	1,000,000	5,888,812	—	3,225,000	—	1,208,733	11,322,545
	2023	1,000,000	10,267,357	—	2,562,000	—	1,619,311	15,448,668
	2022	1,000,000	4,713,173	—	1,906,666	—	3,206,129	10,825,968
Jeannette E. Osterhout, Executive Vice President and Chief Financial Officer	2024	600,000	1,498,932	—	979,640	—	395,551	3,474,123
Micah R. Conrad, Executive Vice President and Chief Operating Officer	2024	600,000	1,498,932	—	979,640	—	386,231	3,464,803
	2023	598,077	2,896,841	—	828,000	—	533,623	4,856,541
	2022	495,000	1,341,398	—	542,667	—	763,306	3,142,371
Rajive Chadha, Former Executive Vice President and Chief Operating Officer(5)	2024	265,385	—	—	—	—	897,186	1,162,571
	2023	598,077	2,738,731	—	720,000	—	518,517	4,575,325
	2022	495,000	1,268,895	—	513,333	—	877,204	3,154,432
(1)The amount in this column reflects the salary each NEO received as base salary in the year reported.
(2)This column reports the grant date fair value of each form of equity award granted to our NEOs in accordance with ASC 718.
For 2024, the amounts in this column include 2024 annual RSU grants and 2024 annual PSU grants. The 2024 amounts are reflected in the following table:

Name	2024 Total RSU Grant(a) ($)	2024 Total PSU Grant(b) ($)	Total Stock Awards ($)
Douglas H. Shulman	2,851,476	3,037,336	5,888,812
Jeannette E. Osterhout	725,812	773,120	1,498,932
Micah R. Conrad	725,812	773,120	1,498,932
Rajive Chadha	—	—	—

(a)The 2024 annual RSU grant will vest in three equal increments following the grant date based on continued service, with one-third having vested on February 20, 2025, one third vesting on February 20, 2026 and one-third vesting on February 19, 2027.
(b)The reported grant date fair value of the 2024 PSU grant reported in this column and included in the Summary Compensation Table is based on target payouts of such awards. If the maximum level of performance had been assumed, the grant date fair value of such PSUs would have been $7,289,606 for Mr. Shulman, $1,855,488 for Mr. Conrad and $1,855,488 for Ms. Osterhout. The PSUs will vest after three years if the performance goals established by the Committee for the 2024-2026 performance period are attained.

For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 17, Share-Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)The amounts in this column reflect the annual cash awards paid with respect to performance for the applicable year under the annual incentive program.

(4)The amounts shown in this column include the following for 2024:

Name	401(k) Match ($)	Dividend Equivalents ($)	Severance ($)	Total All Other Compensation ($)
Douglas H. Shulman	13,800	1,194,933	—	1,208,733
Jeannette E. Osterhout	—	395,551	—	395,551
Micah R. Conrad	13,800	372,431	—	386,231
Rajive Chadha	13,800	263,936	619,450	897,186
(5)Mr. Chadha served as Executive Vice President and Chief Operating Officer through March 31, 2024 and as a Senior Advisor from that date through May 31, 2024.
2024 Grants of Plan-Based Awards Table
The table below summarizes information regarding grants of plan-based awards to our NEOs during 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Shulman	2/1/2024	1,075,000	2,500,000	4,125,000	—	—	—	—	—
	2/14/2024	—	—	—	30,569	61,138	146,731	—	3,037,336
	2/14/2024	—	—	—	—	—	—	61,138	2,851,476
Jeannette E. Osterhout	2/1/2024	326,800	760,000	1,254,000	—	—	—	—	—
	2/14/2024	—	—	—	7,781	15,562	37,349	—	773,120
	2/14/2024	—	—	—	—	—	—	15,562	725,812
Micah R. Conrad	2/1/2024	326,800	760,000	1,254,000	—	—	—	—	—
	2/14/2024	—	—	—	7,781	15,562	37,349	—	773,120
	2/14/2024	—	—	—	—	—	—	15,562	725,812
(1)Represents cash awards under the 2024 annual incentive program. The amounts reported represent the threshold, target and maximum awards (43%, 100% and 165% of target, respectively) that could be earned based on achievement of quantitative and qualitative goals as determined by the Committee. Based on the actual achievement for 2024 under the terms of the annual incentive program, the Committee approved cash payouts in early 2025, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2024 above.
(2)Represents annual PSUs granted in 2024. The PSUs will vest after three years on a date to be determined by the Committee, to the extent earned based upon the attainment of performance goals established by the Committee for the 2024-2026 performance period and as further described in the CD&A.
(3)The grants reported in this column represent RSUs granted for 2024. These RSUs will vest in three equal increments following the grant date based on continued service, with one third having vested on February 20, 2025, one-third vesting on February 20, 2026, and one-third vesting on February 19, 2027.
(4)Amounts reported in this column are calculated in accordance with ASC 718 based on the probable achievement of the underlying performance conditions. For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 17, Share-Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The 2024 Grants of Plan-Based Awards Table reports the dollar value of cash (non-equity) incentive awards and the number and value of equity awards granted to each executive officer during 2024. With regard to cash incentives, this table reports the range of potential values that could have been obtained by the executive officer; whereas the Summary Compensation Table reports the actual value realized for 2024. Equity amounts represent the grant date values of the awards determined under ASC 718 for purposes of financial statement reporting, which are based on probable outcomes. Grant date fair values reflected in the 2024 Grants of Plan-Based Awards Table do not include dividend equivalent payments with respect to the underlying equity-based awards.

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table summarizes the equity awards held by our NEOs that were unvested and outstanding as of December 31, 2024.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable (#)	Unexercisable (#)
Douglas H. Shulman	—	—	—	—	N/A	164,996	(2)	8,601,241	177,122	(6)	9,233,370
Jeannette E. Osterhout	—	—	—	—	N/A	46,707	(3)	2,434,836	68,763	(7)	3,584,615
Micah R. Conrad	—	—	—	—	N/A	47,190	(4)	2,460,015	58,387	(8)	3,043,714
Rajive Chadha	—	—	—	—	N/A	12,779	(5)	666,169	—		—
(1)Based on the closing market price of Company common stock on December 29, 2024 of $52.13 per share.
(2)Represents RSUs granted to Mr. Shulman in 2021, 2023, and 2024 that were unvested as of December 31, 2024. The vesting schedule for the RSUs is as follows: 68,201 vested in February 2025, 25,000 are scheduled to vest in July 2025, 51,415 are scheduled to vest in February 2026, and 20,380 are scheduled to vest in February 2027.
(3)Represents RSUs granted to Ms. Osterhout in 2021, 2023, and 2024 that were unvested as of December 31, 2024. The vesting schedule for the RSUs is as follows: 16,511 vested in February 2025, 12,500 are scheduled to vest in August 2025, 12,508 are scheduled to vest in February 2026, and 5,188 are scheduled to vest in February 2027.
(4)Represents RSUs granted to Mr. Conrad in 2021, 2023, and 2024 that were unvested as of December 31, 2024. The vesting schedule for the RSUs is as follows: 18,702 vested in February 2025, 9,375 are scheduled to vest in September 2025, 13,925 are scheduled to vest in February 2026, and 5,188 are scheduled to vest in February 2027.
(5)Represents RSUs granted to Mr. Chadha in 2023 that were unvested as of December 31, 2024. The vesting schedule for the RSUs is as follows: 12,779 vested in February 2025.
(6)Represents PSUs granted to Mr. Shulman in 2021, 2023, and 2024, reflecting threshold performance levels with respect to annual PSUs granted in 2023 and 2024 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 46,553 annual PSUs will vest in the first quarter of 2026, 30,569 annual PSUs will vest in the first quarter of 2027, and 100,000 retention PSUs will vest no later than July 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee. PSUs granted in 2022 for the 2022-2024 performance period are not reflected because the applicable performance criteria were not satisfied, resulting in the grants lapsing in their entirety.
(7)Represents PSUs granted to Ms. Osterhout in 2021, 2023, and 2024 reflecting threshold performance levels with respect to annual PSUs granted in 2023 and 2024 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 10,982 annual PSUs will vest in the first quarter of 2026, 7,781 annual PSUs will vest in the first quarter of 2027, and 50,000 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee. PSUs granted in 2022 for the 2022-2024 performance period are not reflected because the applicable performance criteria were not satisfied, resulting in the grants lapsing in their entirety.
(8)Represents PSUs granted to Mr. Conrad in 2021, 2023, and 2024 reflecting threshold performance levels with respect to annual PSUs granted in 2023 and 2024 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 13,106 annual PSUs will vest in the first quarter of 2026, 7,781 annual PSUs will vest in the first quarter of 2027, and 37,500 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee. PSUs granted in 2022 for the 2022-2024 performance period are not reflected because the applicable performance criteria were not satisfied, resulting in the grants lapsing in their entirety.

2024 Options Exercised and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas H. Shulman(1)	—	—	89,463	4,283,213
Jeannette E. Osterhout(2)	—	—	27,792	1,303,662
Micah R. Conrad(3)	—	—	27,626	1,294,907
Rajive Chadha(4)	—	—	26,633	1,248,702
(1)Represents 64,463 RSUs that vested on February 20, 2024, with a value of  $46.53 per share and 25,000 RSUs that vested on July 16, 2024 with a value of $51.35 per share on the respective vesting dates.
(2)Represents 15,292 RSUs that vested on February 20, 2024, with a value of  $46.53 per share and 12,500 RSUs that vested on August 20, 2024 with a value of $47.37 per share on the respective vesting dates.
(3)Represents 18,251 RSUs that vested on February 20, 2024, with a value of  $46.53 per share and 9,375 RSUs that vested on September 6, 2024 with a value of $47.54 per share on the respective vesting dates.
(4)Represents 17,258 RSUs that vested on February 20, 2024, with a value of  $46.53 per share and 9,375 RSUs that vested on September 6, 2024 with a value of $47.54 per share on the respective vesting dates.

2024 Nonqualified Deferred Compensation
The amounts shown in this table reflect NEO activity under our NQDC Plan, which took effect in 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Douglas H. Shulman	—	—	47,161	—	326,514
Jeannette E. Osterhout	—	—	—	—	—
Micah R. Conrad	—	—	4,876	—	64,538
Rajive Chadha	—	—	71,466	388,057	—
(1)No elections were made by our NEOs to defer base salary or annual cash incentives under our NQDC Plan for 2024.
(2)Employer contributions are not permitted under our NQDC Plan.

Potential Payments Upon Termination or Change-In-Control for 2024
The following table shows the payments and benefits that our NEOs would have been eligible to receive if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2024. Amounts used for equity awards are based on the closing market price of our common stock on December 29, 2024, of $52.13 per share.

Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Retirement ($)	Termination Due to Disability or Death ($)	Termination without Cause ($)	Termination for Good Reason ($)	Change in Control ($)(1)	Termination without Cause or for Good Reason following a Change in Control ($)
Douglas H. Shulman(2)	Cash Severance Payment	—	—	8,460,488	8,460,488	—	8,460,488
	Acceleration of Unvested RSUs	—	8,601,241	4,858,568	—	—	8,601,241
	Acceleration of Unvested PSUs	—	—	—	—	—	15,449,872
	Continuation of Benefits Payment	—	—	28,206	28,206	—	28,206
	Total	—	8,601,241	13,347,262	8,488,694	—	32,539,807
Jeannette E. Osterhout(3)(4)	Cash Severance Payment	—	—	600,000	—	—	600,000
	Acceleration of Unvested RSUs	—	2,434,836	1,512,343	—	—	2,434,836
	Acceleration of Unvested PSUs	—	—	—	—	—	5,086,376
	Continuation of Benefits Payment	—	—	28,048	28,048	—	28,048
	Total	—	2,434,836	2,140,391	28,048	—	8,149,260
Micah R. Conrad(3)(5)	Cash Severance Payment	—	—	600,000	—	—	600,000
	Acceleration of Unvested RSUs	—	2,460,015	1,463,654	—	—	2,460,015
	Acceleration of Unvested PSUs	—	—	—	—	—	4,757,592
	Continuation of Benefits Payment	—	—	28,206	28,206	—	28,206
	Total	—	2,460,015	2,091,860	28,206	—	7,845,813
Rajive Chadha(6)	Cash Severance Payment	—	—	600,000	—	—	—
	Acceleration of Unvested RSUs	—	—	1,088,204	—	—	—
	Acceleration of Unvested PSUs	—	—	—	—	—	—
	Continuation of Benefits Payment	—	—	19,450	—	—	—
	Total	—	—	1,707,654	—	—	—
(1)None of the NEOs is eligible to receive benefits solely in the event of a change in control. Notwithstanding the foregoing, the Omnibus Incentive Plan and the NEOs’ award agreements contemplate acceleration of vesting of equity awards if such awards are not assumed and/or substituted upon a change in control.
(2)Under Mr. Shulman’s employment agreement, in the event of a termination by the Company without cause or by the executive for good reason (whether or not in connection with a change in control), he will receive a cash severance payment of an aggregate amount equal to (i) $2,633,333 payable over 24 months (or, if such termination occurs within the 24-month period following a change in control, a single lump sum), plus (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination, plus (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination. Under the terms of Mr. Shulman’s employment agreement, he is also entitled to a lump sum distribution equal to 12 months of premiums for COBRA continuation for Mr. Shulman and his dependents, representing $28,206.
Mr. Shulman’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 93,201 RSUs, or $4,858,568, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 164,996 RSUs, or $8,601,241.

Mr. Shulman’s PSU award agreements, including his annual PSUs and retention PSUs, will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2024, Mr. Shulman would have received 296,372 shares with a value on such date of $15,449,872.
(3)As of December 31, 2024, Ms. Osterhout and Mr. Conrad were eligible to receive severance benefits pursuant to the Executive Severance Plan. Under the Executive Severance Plan, upon a termination by the Company without cause (whether or not in connection with a change in control) or by the executive for good reason within 12 months following a change in control, each executive receives base salary continuation for 12 months and a lump sum distribution equal to 12 months of premiums for COBRA continuation for the executive and their dependents at the rates in effect on the date of termination. Ms. Osterhout and Mr. Conrad are eligible to receive lump-sum COBRA premiums pursuant to the terms of the Executive Severance Plan in the amounts of  $28,048 and $28,206, respectively.
(4)Ms. Osterhout’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 29,011 RSUs, or $1,512,343, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon her death or disability, all unvested RSUs will vest, representing 46,707 RSUs, or $2,434,836.
Ms. Osterhout’s PSU award agreements, including her annual PSUs and retention PSUs, will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2024, Ms. Osterhout would have received 97,571 shares with a value on such date of $5,086,376.
(5)Mr. Conrad’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 28,077 RSUs, or $1,463,654, and (b) upon a termination without cause or resignation for good reason during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 47,190 RSUs, or $2,460,015.
Mr. Conrad’s PSU award agreements, including his annual PSUs and retention PSUs will vest at target levels and be settled in shares of common stock upon a termination without cause, resignation for good reason, death, or disability, in each case during the 12 months following a change in control, and do not otherwise vest upon termination. If a qualifying termination had occurred on December 31, 2024, Mr. Conrad would have received 91,264 shares with a value on such date of $4,757,592.
(6)Mr. Chadha ceased serving as the Company’s Chief Operating Officer on March 31, 2024 and separated from the Company on May 31, 2024. Cash and continuation amounts reported reflect what Mr. Chadha received as severance, which is also reported as 2024 compensation in the Summary Compensation Table. In addition, under the terms of the Executive Severance Plan, Mr. Chadha was entitled to receive unpaid amounts under the annual incentive plan for 2023, which was reported in the Summary Compensation Table for the 2023 Annual Meeting. Pursuant to the terms of Mr. Chadha’s RSU award agreements, RSUs next scheduled to vest at the time of his separation, representing a total of 22,154 RSUs, would vest. The amount of such units is valued at $1,088,204, based on the closing price of the Company’s common stock on Mr. Chadha’s May 31, 2024 separation date, which was $49.12.

Severance and Change-in-Control Arrangements
Executive Severance Plan
Our Executive Severance Plan is intended to facilitate changes in the leadership team by establishing terms for the separation of an executive officer in advance, allowing for a smooth transition of responsibilities when it is in the best interests of the Company. As of December 31, 2024, the Committee had identified Ms. Osterhout and Mr. Conrad as “eligible executives,” as defined in the Executive Severance Plan for purposes of participation in such plan. The Executive Severance Plan provides for severance payments and benefits to the eligible executives in the event of a “qualifying termination.” A qualifying termination is defined as (i) a termination by the Company without “cause” or (ii) a termination by the executive for “good reason” on or before the 12-month anniversary of a “change in control” (each term, as defined in the Executive Severance Plan). In the event of a qualifying termination and subject to the eligible executive’s adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the eligible executive’s annual base salary for a period of 12 months and (ii) a lump sum cash payment in an amount equal to 12 months of premiums for COBRA continuation coverage for the eligible executive and their eligible dependents.
Omnibus Incentive Plan
In January 2021, we amended our Omnibus Incentive Plan to provide that, unless otherwise determined by the plan administrator, if a change in control occurs (as defined in the Omnibus Incentive Plan), and the employment of the holder of an award granted under the plan (an “Award”) is terminated by the Company without cause (as defined in the Omnibus Incentive Plan) on or after the effective date of the change in control but prior to 12 months following the change in control, then: (i) any unvested portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to an Award granted under the Omnibus Incentive Plan shall lapse and such Award shall be deemed fully vested and any performance goals imposed with respect to such Awards shall be deemed to be fully achieved. The change in control protection provided by the Omnibus Incentive Plan does not apply to the voluntary termination of employment by an Award recipient following a change in control for “good reason” or otherwise.
Mr. Shulman’s Employment Agreement
In July 2018, we entered into an employment agreement with Mr. Shulman pursuant to which he began serving as our CEO on September 8, 2018, and which reflected advice from our independent compensation consultant and consideration of the terms of Mr. Shulman’s compensation arrangements with his prior employer.
Pursuant to our employment agreement with Mr. Shulman, Mr. Shulman receives an annual base salary of at least $800,000 and is eligible for an annual target incentive of at least $5,500,000, payable in cash, PSUs, and RSUs. The employment agreement also provided that the PSUs to be granted to Mr. Shulman pursuant to our annual equity grant determination for 2019 would include a prorated grant made with respect to his 2018 service.
Mr. Shulman is eligible to receive the termination benefits pursuant to his employment agreement. If Mr. Shulman’s employment is terminated by the Company other than for “cause” (as defined in the agreement, but not including a termination of employment due to death or disability) or he resigns for “good reason” (as defined in the agreement and summarized below), and if Mr. Shulman executes a general release of claims in a form acceptable to the Company and continues to comply with all applicable restrictive covenants, then he would be entitled to: (i) a severance payment equal to $2,633,333, payable in equal installments over a 24-month period in accordance with the Company’s payroll (or, if such termination occurs within the 24-month period following a “change in control” (as defined in the agreement), a single lump sum); (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination; (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination; and (iv) a lump sum payment equal to 12 months of COBRA premiums.

For purposes of Mr. Shulman’s employment agreement, “good reason” means (i) a material reduction in his duties, authorities, responsibilities or reporting relationships; (ii) the reduction of his base salary or annual and long-term incentive opportunity (in each case, other than an across-the-board reduction affecting all senior management of the Company which reduction results in the decrease of his base salary or annual and long-term incentive opportunity, as applicable, of less than 10%); (iii) relocation of his principal location of employment by more than 50 miles (unless such new location is closer to his primary residence in New York City); (iv) the failure to nominate him as a member of the board of directors of the Company; or (v) the failure to pay him compensation when due under the terms of his employment agreement.
Pursuant to the employment agreement, as amended in July 2021, Mr. Shulman is bound by certain restrictive covenants including confidentiality, non-disparagement, work product and, during the term of his employment and for a period of one year thereafter, non-solicitation of employees, consultants and customers and non-competition. The Company is bound by a non-disparagement covenant.
Mr. Chadha’s Employment Agreement
In connection with Mr. Chadha’s appointment as Executive Vice President and Chief Operating Officer, the Company entered into an offer letter agreement with Mr. Chadha setting forth the terms of his employment and compensation. The terms of the offer letter agreement reflected consideration of the terms of Mr. Chadha’s compensation arrangements with his prior employer and the results of negotiations between the parties to the agreement.
The letter agreement provided for an annual base salary of  $450,000 and eligibility for a 2019 annual target incentive of  $1,750,000, with one-third payable in cash, one-third granted in RSUs (in each case, subject to the achievement of performance goals established by the Committee relating to the 2019 performance period), and the remaining one-third granted in PSUs, with vesting based on performance over the 2019-2021 performance period. In addition to the annual incentive award, Mr. Chadha was granted a three-year performance-based cash award and Performance Option Awards, subject to vesting conditions described in “Compensation Discussion & Analysis — 2024 Compensation Elements — Previously Granted Performance-Based Awards.” In addition, Mr. Chadha received certain relocation benefits, including reimbursed commuting expenses, home sale assistance and home purchase assistance.
As announced on April 1, 2024, Mr. Chadha stepped down as Executive Vice President and Chief Operating Officer on March 31, 2024. Mr. Chadha continued to serve as a Senior Advisor to the Company until May 31, 2024. In connection with the conclusion of Mr. Chadha’s service, he received the standard compensation awarded pursuant to the Executive Severance Plan and did not receive any incremental benefit or compensation.

CEO Pay Ratio
In accordance with SEC rules, we have calculated the ratio between the total compensation of our CEO and our median employee for 2024. To select our median employee, we evaluated our employee population and determined our median employee using W-2 income as our consistently applied compensation measure. We selected our median employee from our entire employee population as of December 31, 2023, using annualized base pay for employees who were hired in 2023, and converting compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars using a fiscal year 2023 exchange rate. We did not make any full-time equivalent adjustment for any employee when annualizing base pay. We examined a small group of employees for whom total cash compensation was clustered within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee.
The 2024 annual total compensation for the median employee, who serves as a branch manager, determined in accordance with SEC rules was $85,089. The 2024 annual total compensation for our CEO, Mr. Shulman, was $11,322,545, as reported in the “Total” column of the Summary Compensation Table. The resulting pay ratio is estimated to be approximately 133 to 1.
Amounts reported in the Summary Compensation Table for our NEOs, including our CEO, are determined pursuant to SEC rules that do not necessarily reflect amounts actually received or realized by, or value actually delivered to, our NEOs, including our CEO. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, CEO pay ratios reported by other companies may vary significantly and likely are not comparable to our CEO pay ratio.

Pay Versus Performance
The following table presents certain information regarding compensation paid to our CEO and other NEOs, and certain measures of financial performance, for the five years ended December 31, 2024. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Capital Generation(4) (in millions)
					Total Stockholder Return	Peer Group Total Stockholder Return(3)
2024	$11,322,545	$11,403,536	$2,700,499	$2,598,583	$228.93	$156.47	$509	$685
2023	$15,448,668	$19,411,856	$4,715,933	$6,039,373	$198.75	$125.32	$641	$794
2022	$10,825,968	$3,745,311	$3,148,402	$647,344	$121.88	$106.95	$872	$1,064
2021	$21,715,068	$39,608,197	$8,166,095	$14,259,457	$167.32	$122.43	$1,314	$1,303
2020	$9,739,632	$13,192,003	$3,238,132	$3,902,537	$135.33	$97.76	$730	$1,056
(1)Mr. Shulman served as our Chief Executive Officer for each year presented.
(2)Ms. Osterhout, Mr. Conrad, and Mr. Chadha were our other NEOs presented for 2024. Messrs. Conrad and Chadha were our other NEOs for 2020-2023.
(3)The market index used was the NYSE Financial Sector Index.
(4)The company-selected measure is Capital Generation, which is a non-GAAP financial measure. Refer to Appendix A for a description of how this measure is calculated and, for 2024, a reconciliation to the most directly comparable measure calculated under GAAP.

The following table reconciles the total compensation shown in the Summary Compensation Table to the compensation actually paid to NEOs shown in the Pay Versus Performance Table above.

Year	Summary Compensation Table Total	Less: Equity Awards Included in Summary Compensation Table	Add: Year-End Value of Unvested Equity Awards Granted in Year	Add: Change in Year-End Value of Unvested Equity Awards Granted in Prior Years	Add: Vesting Date Value of Equity Awards Granted and Vested During Year	Add: Change in Value of Unvested Equity Awards Granted in Prior Years that Vested During Year(a)	Total Compensation Actually Paid(a)
CEO
2024	$11,322,545	$(5,888,812)	$6,485,519	$(397,349)	$—	$(118,367)	$11,403,536
2023	$15,448,668	$(10,267,357)	$11,461,489	$1,474,642	$745,634	$548,780	$19,411,856
2022	$10,825,968	$(4,713,173)	$2,511,907	$(5,796,156)	$865,280	$51,485	$3,745,311
2021	$21,715,068	$(14,005,170)	$13,771,899	$84,304	$659,124	$17,382,972	$39,608,197
2020	$9,739,632	$(4,221,360)	$3,870,523	$2,949,852	$865,897	$(12,541)	$13,192,003
Non-CEO NEOs
2024	$2,700,499	$(999,288)	$1,100,545	$(139,960)	$—	$(63,213)	$2,598,583
2023	$4,715,933	$(2,817,786)	$3,143,590	$664,689	$206,464	$126,483	$6,039,373
2022	$3,148,402	$(1,305,147)	$695,579	$(2,052,692)	$239,616	$(78,414)	$647,344
2021	$8,166,095	$(4,853,630)	$5,009,300	$(51,126)	$215,683	$5,773,135	$14,259,457
2020	$3,238,132	$(1,381,488)	$1,266,680	$533,624	$283,366	$(37,777)	$3,902,537
(a)    Amounts reported for 2021 reflect the settlement of two tranches of Performance Option Awards.

The following charts reflect the compensation actually paid to the Company’s CEO and the average compensation actually paid to the non-CEO NEOs, respectively, and their relation to (i) the Company’s TSR, (ii) the Company’s net income, and (iii) the Company’s selected measure of financial performance, Capital Generation, for each year presented. We also show below the relationship between the Company’s TSR and the TSR of the NYSE Financial Sector Index over this period.
The Company’s TSR increased in four of the last five years, with total TSR increasing 129% over this period. The TSR of the NYSE Financial Sector Index also grew in four of the last five years, but at a lower rate than the Company’s TSR, with total TSR of the NYSE Financial Sector Index increasing 56% from 2020 through 2024. The Company’s net income and Capital Generation trended up from 2020 to 2021 before declining in 2022, 2023, and 2024. Compensation actually paid to the Company’s Chief Executive Officer and average compensation actually paid to the non-CEO NEOs changed year-over-year primarily due to changes in equity grant values and stock price performance, which affected the value of outstanding equity awards held by our NEOs.

Compensation Actually Paid
and Net Income
Compensation Actually Paid (in thousands)
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
Net Income (in millions)
1,400
1,200
1,000
800
600
400
200
-
2020
2021
2022
2023
2024
CEO
Average of Non-CEO NEOs
Net Income

Compensation Actually Paid
and Capital Generation
Compensation Actually Paid (in thousands)
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
Capital Generation (in millions)
1,400
1,200
1,000
800
600
400
200
-
2020
2021
2022
2023
2024
CEO
Average of Non-CEO NEOs
Capital Generation

OneMain considers the following to be the most important financial performance measures it uses to link compensation actually paid to its NEOs, for 2024, to company performance.

Financial Performance Measures
Capital Generation*
Capital Generation Growth*
C&I Operating Expenses*
New Products/Channels

*Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.

Audit Committee Matters
Proposal 2 – Ratification of Appointment of Independent Auditors
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2025. The Board is asking stockholders to ratify the appointment. Although SEC regulations and NYSE listing standards require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important corporate governance matter for stockholders to provide input to the Audit Committee and the Board. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the vote to constitute a recommendation to consider the appointment of another independent registered public accounting firm for future fiscal years. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting by phone and will be given an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate stockholder questions regarding the Company’s financial statements.

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Audit Committee Policies and Procedures
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our independent registered public accounting firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the committee, and any such approvals are reviewed and ratified by the committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve permissible non-audit services.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PricewaterhouseCoopers LLP has been our independent auditor since 2002. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company.

Independent Registered Public Accounting Firm Fees and Services
For the years ended December 31, 2024 and 2023, professional services were performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, pursuant to the oversight of our Audit Committee. Set forth below are the fees billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2024 and 2023. All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.

	2024	2023
Audit Fees	$13,273,000	$12,244,000
Audit-Related Fees	$1,231,000	$1,320,000
Tax Fees	$595,000	$295,000
All Other Fees	$7,000	$8,000
Total Fees	$15,106,000	$13,867,000
Audit Fees. Audit fees primarily related to the annual audits of the combined consolidated financial statements of the Company and OMFC included in our Annual Report on Form 10-K for the year ended December 31, 2024, the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the combined condensed consolidated financial statements of the Company and OMFC included in our Quarterly Reports on Form 10-Q, and statutory audits of our insurance subsidiaries in 2023 and 2024.
Audit-Related Fees. Audit related fees primarily related to comfort letters issued to underwriters for debt securities offerings, implementation of accounting standards updates and certain other agreed-upon procedures in 2023 and 2024.
Tax Fees. Tax fees related to the computation of certain tax credits and tax planning initiatives in 2023 and 2024.
All Other Fees. All other fees related to services for our insurance subsidiaries in 2023 and 2024.

Audit Committee Report

The Audit Committee is a standing committee of the Board that comprises solely non-employee directors who have been affirmatively determined to be “independent” within the meaning of the NYSE Listing Standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available under the Governance tab on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.

The Company’s management is responsible for the preparation of the Company’s consolidated financial statements and the Company’s overall financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See “Board of Directors — Board Structure — Committees of the Board — Audit Committee” above for additional information regarding the role and responsibilities of the Audit Committee.

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2024, the Audit Committee:

•Reviewed and discussed the Company’s audited consolidated financial statements with management;
•Discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC governing communications between auditors and audit committees, including the scope of the audit, the Company’s critical accounting policies and estimates, new accounting guidance, and the critical audit matter addressed during the audit; and
•Received the written disclosures and the letters from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Audit Committee of the Board of Directors Roy A. Guthrie Philip L. Bronner Richard A. Smith

Proposal 3 – Declassified Board Proposal
The Board is committed to sound corporate governance and has determined that it would be in the best interest of the Company and its stockholders to amend and restate the Charter and Sections 3.1, 3.2, and 3.6 of the Bylaws to phase out the classified structure of the Board over a three-year period, and beginning at the Company’s 2028 Annual Meeting of Stockholders, to institute annual voting to elect each director to serve a one-year term.
By phasing out our classified board structure, we believe that we will further our goal of ensuring that our corporate governance policies maximize the accountability of the Board to our stockholders.
The Board previously proposed substantially similar amendments to the Charter and Bylaws to phase out the classified structure of the Board for approval at the 2023 Annual Meeting of Stockholders. That proposal received support from the holders of approximately 75% of the issued and outstanding shares of the Company’s common stock entitled to vote on the proposal, but was not approved as the required threshold was 80% of the issued and outstanding shares of the Company’s common stock entitled to vote on the proposal. Based on our continuing discussions with investors, we believe that the holders of a substantial percentage of our shares continue to support declassification of the Board.
Current Classified Board Structure
The Charter and Bylaws currently provide for the Board to be divided into three classes of directors serving staggered three-year terms, with the classes being as equal in number as possible. Consequently, at each annual meeting of our stockholders, only one class of directors has an expiring term that subjects it to reelection at that meeting. The current structure of the Board sometimes is referred to as a “classified” or “staggered” board of directors.
Declassified Board Proposal
During our stockholder engagement process, a number of investors informed us that they support declassified boards of directors and requested that we consider re-proposing amendments to our Charter and Bylaws to provide for the annual election of directors. The stockholders that we engaged with generally supported a phase-out approach of declassifying the board over three years. Following a recommendation by the NCG Committee, the Board approved amendments to the Charter and Bylaws to declassify the Board over a three-year period, subject to stockholder approval. The material terms of the Declassified Board Proposal are described herein, and the form of the proposed Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) and the proposed Amended and Restated Bylaws of the Company (the “Proposed Bylaws”) as adopted by the Board to give effect to the Declassified Board Proposal are attached to this proxy statement as Appendix B. In addition to implementing the Declassified Board Proposal, the Proposed Charter reflects the Company’s current name and the name of the Proposed Charter. As reflected in Appendix B, certain specified provisions of the of the Proposed Charter will only be made if stockholders approve Proposal 4, the Officer Exculpation Proposal.
If the Declassified Board Proposal is approved by stockholders, the Charter and Bylaws will be modified such that, for the Annual Meetings of Stockholders in 2026 and 2027, the classes of directors whose terms expire at those meetings will be nominated for reelection for two- and one-year terms, respectively, and the Board will become fully declassified, with all directors standing for annual election beginning with the Company’s 2028 Annual Meeting. In addition, consistent with Delaware law for declassified boards of directors, if the Declassified Board Proposal is approved, our directors will be subject to removal, with or without cause, upon a majority vote of our outstanding shares.

If the Declassified Board Proposal is not approved by our stockholders, the Board will remain classified, and our directors will continue to be subject to the current classification set forth in the Charter and Bylaws, in which case each class of directors that is elected will serve a three-year term and will be subject to reelection for a subsequent three-year term at the expiration of that class’s term. Furthermore, in accordance with Delaware law and our current Charter, our directors would remain subject to removal only for cause.
Reasons for the Declassified Board Proposal
The Board recognizes that a classified board structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take longer-term perspectives, and ensuring that a majority of directors will always have prior experience with the Company. Additionally, classified boards may provide increased protection in the context of certain hostile takeover tactics, as a classified board makes it more difficult to change a majority of all directors in a single year.
The Board, however, also appreciates and considered the potential advantages of declassification, including the ability for our stockholders to evaluate directors annually, which reinforces our directors’ accountability to stockholders. Many believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies. In addition, proponents of declassified boards assert that a staggered structure for the election of directors may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. Accordingly, those who support declassified boards believe that the insulation from annual stockholder evaluation that accompanies a classified board may not optimally align with maximizing stockholder value.
The Board believes that the Company’s governance program is vital to establishing a culture of accountability and driving the creation long-term stockholder value. The phased declassification of the Board, if the Declassified Board Proposal is approved, would further support the Company’s commitment to this goal.
Vote Required for Approval
Approval of the Declassified Board Proposal requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

The Board recommends a vote “FOR” the amendments to the Charter and Bylaws to eliminate the classified structure of the Board.

Proposal 4 – Officer Exculpation Proposal
The Board is committed to sound corporate governance and has determined that it would be in the best interest of the Company and its stockholders to amend Article SIXTH of the Charter to eliminate the monetary liability of certain officers of the company in certain limited circumstances. The material terms of the Officer Exculpation Proposal are described herein, and the form of the proposed Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”) as adopted by the Board to give effect to the Officer Exculpation Proposal is attached to this proxy statement as Appendix B. In addition to implementing the Officer Exculpation Proposal the Proposed Charter reflects the Company’s current name and the name of the Proposed Charter. As reflected in Appendix B, certain specified provisions of the of the Proposed Charter will only be made if stockholders approve Proposal 3, the Declassified Board Proposal.
Officer Exculpation Proposal
Article SIXTH of our Charter currently eliminates the monetary liability of directors in certain circumstances pursuant to and consistent with the Delaware General Corporation Law (the “DGCL”). In 2022, the State of Delaware amended Section 102(b)(7) of the DGCL to allow Delaware corporations to extend similar protections to officers. Specifically, the amendments to the DGCL allow Delaware corporations to exculpate their officers for personal liability for breaches of the duty of care in certain circumstances. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders, as opposed to claims brought by or on behalf of the Company (e.g., derivative claims). Since 2022, a significant number of Delaware corporations have amended their charters to provide for exculpation of officers consistent with the 2022 changes to the DGCL.
If the Officer Exculpation Proposal is approved by stockholders, the Charter will be modified such that the liability of officers of the Company for monetary damages shall be eliminated for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as may be amended.
If the Officer Exculpation Proposal is not approved by our stockholders, the officers will remain liable for monetary damages without exculpation provided by the Company and may remain at risk to incur substantial expense in defending lawsuits, regardless of merit.
Reasons for the Officer Exculpation Proposal
Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, the Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain executive talent. This protection has long been afforded to directors. A significant number of other public companies have updated their governing documents since 2022 to align with amended Section 102(b)(7) of the DGCL, and we expect this practice to continue. The corporate law codes of several other states already permit corporations to exculpate officers in a similar manner to Section 102(b)(7). Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law.

The Board has concluded that the Company’s governance program is vital to creating long-term stockholder value and that the exculpation of officers, if the Officer Exculpation Proposal is approved, would further support the Company’s commitment to this goal. For these reasons, the Board unanimously adopted the amendment to our Charter described in this proposal, subject to approval by our stockholders.
Vote Required for Approval
Approval of the Officer Exculpation Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

The Board recommends a vote “FOR” the amendments to the Charter to eliminate the monetary liability of certain officers.

Information about Stock Ownership
Persons Owning More than 5% of OneMain Stock
The following table shows as of March 31, 2025, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2025, there were 119,281,560 shares of the Company’s common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	12,198,452	10.23%
FMR LLC(2) 245 Summer Street Boston, MA 02210	10,772,209	9.03%
Capital International Investors(3) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	10,026,680	8.41%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	7,974,980	6.69%
Brave Warrior Advisors, LLC(5) 12 East 49th Street New York, NY 10017	6,416,800	5.38%
(1)All information about The Vanguard Group (“Vanguard”) is based on Amendment No. 8 to its Schedule 13G filed with the SEC on February 12, 2024. Vanguard reported that it is the beneficial owner of 12,198,452 shares of Company common stock. Vanguard also reported that it has shared voting power of 51,729 shares of common stock, sole dispositive power with respect to 12,023,516 shares of common stock, and shared dispositive power of 174,936 shares of common stock.
(2)All information about FMR LLC (“FMR”) is based on Amendment No. 11 to its Schedule 13G filed with the SEC on February 12, 2025. FMR reported that it is the beneficial owner of 10,772,209.16 shares of Company common stock. FMR also reported that it has sole voting power over 10,741,224 shares of common stock and sole dispositive power over 10,772,209.16 shares of common stock. FMR also disclosed the following: Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.
(3)All information about Capital International Investors (“CII”) is based on Amendment No. 2 to its Schedule 13G filed with the SEC on November 13, 2024. CII reported that it is the beneficial owner of 10,026,680 shares of Company common stock. CII also reported that it has sole voting power over 10,026,295 shares of common stock and sole dispositive power over 10,026,680 shares of common stock. CII also disclosed that it is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.”
(4)All information about BlackRock, Inc. (“BlackRock”) is based on Amendment No. 2 to its Schedule 13G filed with the SEC on April 17, 2025. BlackRock reported that it is the beneficial owner of 7,974,980 shares of Company common stock. BlackRock also reported that it has sole voting power with respect to 7,658,019 shares of common stock and sole dispositive power of 7,974,980 shares of common stock.

(5)All information about Brave Warrior Advisors, LLC (“Brave Warrior”) is based on its Schedule 13G filed with the SEC on February 14, 2024. Brave Warrior reported that it is the beneficial owner of 6,416,800 shares of Company common stock. Brave Warrior also reported that it has sole voting power over 6,416,800 shares of common stock and sole dispositive power over 6,416,800 shares of common stock.
OneMain Stock Beneficially Owned by Officers and Directors
The following table shows as of March 31, 2025, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for reelection at the Annual Meeting; (ii) the Company’s NEOs; and (iii) all directors and executive officers of the Company, as a group. As of March 31, 2025, there were 119,281,560 shares of the Company’s common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or dispositive power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2025. Unless otherwise stated, the address for each beneficial owner is c/o Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. None of the directors or executive officers listed below owns 1% or more of the Company’s common stock, individually or in the aggregate.

Name	Common Stock	Right to Acquire	Total
Douglas H. Shulman	250,126	—	250,126
Micah R. Conrad	64,202	—	64,202
Jeannette E. Osterhout	19,800	—	19,800
Rajive Chadha(1)	61,923	—	61,923
Philip L. Bronner	10,911	—	10,911
Phyllis R. Caldwell	1,739	10,473	12,212
Toos N. Daruvala	—	3,445	3,445
Roy A. Guthrie(2)	13,797	29,324	43,121
Christopher A. Halmy(3)	—	—	—
Valerie Soranno Keating(4)	50,478	—	50,478
Andrew D. Macdonald	—	—	—
Richard A. Smith	11,517	13,261	24,778
Directors and executive officers as a group (10 persons)	422,570	56,503	479,073

(1)The number of shares of common stock beneficially owned by Mr. Chadha is as of May 31, 2024.
(2)Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns 13,797 shares of common stock. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP except to the extent of his direct pecuniary interest therein.
(3)Mr. Halmy has been nominated for election to the Board at the Annual Meeting.
(4)Ms. Keating will depart from the Board effective at the conclusion of the Annual Meeting.

Equity Compensation Plan Information
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	2,350,801	—	11,634,257
Equity compensation plans not approved by security holders	—	—	—
Total	2,350,801	—	11,634,257
(1)Represents shares of Company common stock reserved for issuance pursuant to RSUs and PSUs (assuming maximum achievement of the applicable performance metrics) that were outstanding as of December 31, 2024.
(2)Represents shares of Company common stock that were available for future issuance under our Omnibus Incentive Plan as of December 31, 2024, excluding shares identified in column (a) that are reserved for issuance pursuant to RSUs and PSUs that were outstanding as of December 31, 2024.

Additional Information
Questions and Answers on the Annual Meeting and Voting
Q:What is this document?
A:This document is called a proxy statement and includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the SEC and NYSE. This proxy statement is used by the Company’s Board of Directors to solicit proxies to be voted at the Annual Meeting. Proxies are solicited to give all stockholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.
Q:Who pays the cost of soliciting proxies?
A:We are making this solicitation and will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC as a proxy solicitor to assist us in soliciting proxies for the Annual Meeting. We will pay them a fee of  $16,000, plus reimbursable expenses and customary charges. The solicitation of proxies or votes may be made by mail, in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Q:How is the Company distributing proxy materials?
A:We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about April 29, 2025, we will mail a Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. By doing so, we save costs and reduce our impact on the environment. The Notice tells you how to:
•view our proxy materials for the Annual Meeting, including this proxy statement and the 2024 Annual Report, on the Internet and vote; and
•instruct us to send proxy materials to you by mail or email.
You may also request delivery of an individual copy of the proxy statement and 2024 Annual Report by contacting us by mail at OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by calling our investor relations department at (212) 359-2432.
Q:What happens if multiple stockholders share the same address?
A:If you and others who share your mailing address own Company common stock through bank or brokerage accounts, you may have received a notice that your household will receive only one copy of the proxy statement and 2024 Annual Report or Notice of Internet Availability. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.
Q:When and where will the Annual Meeting be held?
A:The meeting will be held on June 10, 2025, at our corporate offices located at 601 NW Second Street, Evansville, Indiana 47708, beginning at 9:30 a.m. Central Time. Stockholders may obtain directions to the location of the meeting by contacting our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708, or by telephone at (812) 468-5455.
Q:How do I attend the Annual Meeting?
A:Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee, i.e., in “street name,” an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on April 14, 2025, which is the record date for the Annual Meeting.
Q:What is the structure of our Board of Directors?
A:Our Board consists of eight members divided into three classes. Each class serves a three-year term. Two Class III directors are up for reelection at the Annual Meeting. A third Class III director, Valerie Soranno Keating, is retiring at the Annual Meeting. A new director candidate, Christopher A. Halmy, is also standing for election as a Class III director.
Q:What matters will stockholders vote on at the meeting?
A:You will be voting on the following:
1.To elect three Class III director nominees, Christopher A. Halmy, Andrew D. Macdonald, and Richard A. Smith, to serve until the 2028 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
2.To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2025.
3.The Declassified Board Proposal.
4.The Officer Exculpation Proposal.
5.Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.
Q:What are the Board’s voting recommendations?
A:The Board unanimously recommends that you vote “FOR” each of the Class III director nominees named in Proposal 1, the Director Election Proposal, “FOR” Proposal 2, the Auditor Ratification Proposal, “FOR” Proposal 3, the Declassified Board Proposal, and “FOR” Proposal 4, the Officer Exculpation Proposal.
Q:Who may vote at the meeting?
A:All stockholders who owned shares of Company common stock at the close of business on the record date of April 14, 2025 may attend and vote at the meeting.
Q:How do I vote and what are the voting deadlines?
A:You can vote either in person at the meeting or by proxy whether you attend the meeting or not. You can vote by telephone or Internet by following the instructions on the proxy card. If you are a registered holder of shares of Company common stock, you can also vote by mail by completing, signing, dating, and returning your proxy card. If you hold your shares of our common stock beneficially in street name, you may submit proxies by following the voting instructions provided by your broker, bank, or other nominee. See “What If I Am A ‘Beneficial Owner?’” below for more information. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on June 9, 2025.
Q:What if I am a “Beneficial Owner?”
A:If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank, or other nominee), you will receive voting instructions (including, if your broker, bank, or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:How do I change my voting instructions before the meeting?
A:You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering a written notice of revocation to our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708;
•submitting another signed proxy card with a later date;
•submitting another proxy by telephone or over the Internet at a later date; or
•attending the Annual Meeting and voting in person.
If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
Q:Is my vote confidential?
A:We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We permit only our inspector of election to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board to review your comments.
Q:How many votes do I have?
A:You will have one vote for each share of Company common stock that you owned at the close of business on April 14, 2025, which is the record date for the meeting.
Q:How many shares of stock are eligible to vote at the Annual Meeting?
A:At the close of business on April 14, 2025, there were a total of 119,079,875 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.
Q:How many shares must be present to hold the Annual Meeting?
A:The holders of a majority of the shares of Company common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.
Q:How many votes are required to elect directors and adopt other proposals?
A:Proposal 1 — Director Election Proposal: Directors are elected by a majority of votes cast at a meeting of stockholders at which a quorum is present.
Abstentions and broker non-votes, if any, will not have any effect on the election of a director.
Proposal 2 —  Auditor Ratification Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the same effect as a vote against this proposal. We do not expect there to be any broker non-votes with respect to this proposal.
Proposal 3 — Declassified Board Proposal: Approval of the declassification of the board requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Company common stock entitled to vote on the proposal.
Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 4 — Officer Exculpation Proposal: Approval to eliminate the monetary liability of certain officers of the company in certain limited circumstances requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock entitled to vote on the proposal.
Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.
Q:How will voting on any other business be conducted?
A:We do not know of any other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.
Q:What is the effect of abstentions and broker “non-votes”?
A:Proxies marked “abstain” or proxies required to be treated as broker “non-votes” are considered present for purposes of determining whether there is a quorum at the Annual Meeting.
A broker non-vote occurs when you fail to provide your broker with voting instructions on a particular proposal that is non-routine. Brokers only have discretionary authority to vote your shares on proposals that are considered a “routine” matter.
The only routine matter scheduled to be voted upon at the Annual Meeting is the Auditor Ratification Proposal. The Director Election Proposal, the Declassified Board Proposal, and the Officer Exculpation Proposal are considered non-routine. Accordingly, if you hold your shares in “street name” through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on the Director Election Proposal, the Declassified Board Proposal, and the Officer Exculpation Proposal if you want your shares to count in the vote rather than be treated as a broker non-vote.
Abstentions and broker non-votes with respect to the Director Election Proposal will have no effect on the outcome of the Director Election Proposal. Abstentions will have the same effect as a vote against the Auditor Ratification Proposal. No broker non-votes are expected in connection with the Auditor Ratification Proposal, which is considered a routine matter. Because the Declassified Board Proposal requires the affirmative vote of the holders of 80% of our outstanding shares and the Officer Exculpation Proposal requires the affirmative vote of the holders of a majority of our outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the Declassified Board Proposal and the Officer Exculpation Proposal.
Q:Who will tabulate and count the votes?
A:Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company’s inspector of election.
Q:Where can I find the voting results of the Annual Meeting?
A:We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.
Q:How do I submit a stockholder proposal for inclusion in the proxy materials in connection with the 2026 Annual Meeting?
A:Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Stockholders must submit their proposals to our Corporate Secretary on or before December 30, 2025.

All stockholder proposals must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.
Q:How do I submit a stockholder proposal for consideration at the 2026 Annual Meeting?
A:Stockholders who wish to present a proposal for consideration at our 2026 Annual Meeting of Stockholders, but who do not wish to include such proposal in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Stockholders, must provide notice thereof to our Corporate Secretary on or before March 12, 2026.
Apart from Exchange Act Rule 14a-8, certain procedures must be followed under our Bylaws for a stockholder to introduce an item of business at an annual meeting of stockholders.
If our Annual Meeting is held on June 10, 2025, as expected, any stockholder proposal for our 2026 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 10, 2026 or after March 12, 2026. An untimely proposal may not be brought before or considered at our 2026 Annual Meeting of Stockholders. Any stockholder proposal notice submitted must also be made in compliance with our Bylaws.
All notices must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Q:How do I submit a director nomination for consideration at the 2026 Annual Meeting?
A:Stockholders who wish to present a director nomination for consideration at our 2026 Annual Meeting of Stockholders must provide notice thereof to our Corporate Secretary on or before March 12, 2026.
Certain procedures must be followed under our Bylaws for a stockholder to nominate persons for election as directors at an annual meeting of stockholders.
If our Annual Meeting is held on June 10, 2025, as expected, a notice of director nomination for our 2026 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 10, 2026 or after March 12, 2026. An untimely proposal may not be brought before or considered at our 2026 Annual Meeting of Stockholders. Any notice of a director nomination submitted must also be made in compliance with our Bylaws, which require, among other information, compliance with Rule 14a-19 under the Exchange Act. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to “Corporate Governance — The Board of Directors — Selection of Director Nominees.”
All notices of director nominations must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any director nomination not made in compliance with the foregoing procedures.
Q:How do I contact the Board?
A:Our Board welcomes feedback. Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members (including the Lead Independent Director) may do so by writing to the Board of Directors (or any one or more members):
c/o Corporate Secretary
Attn: Legal Department
OneMain Holdings, Inc.
601 NW Second Street
Evansville, Indiana 47708

Stockholders may also visit: https://investor.onemainfinancial.com/corporate-governance/contact-the-board/default.aspx.
Q:Where can I find additional information?
A:The Company files annual, quarterly, and current reports, proxy statements, amendments to these reports, and other information with the SEC. These reports can be accessed, free of charge, on the SEC’s website, www.sec.gov, or through our investor relations website, http://investor.onemainfinancial.com, under the heading “Financials.”
We will also provide, without charge to each stockholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and all amendments to those reports. Written requests for copies can be made by mail to: Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by telephone at (812) 468-5455.

Appendix A – Non-GAAP Financial Measures and Key Performance Indicators
This proxy statement contains certain financial metrics that we use, among other factors, to assess performance under our executive compensation program. For our cash awards under our annual incentive program for 2024, these metrics include Capital Generation, C&I Operating Expenses and New Products/Channels. For PSU awards in 2024, these metrics include 2024 Capital Generation and 2025 and 2026 Capital Generation Growth. These metrics are calculated on a basis other than in accordance with United States generally accepted accounting principles (“GAAP”). The tables below present these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. This proxy statement also includes reference to our 2024 Managed Receivables, which is also a key performance indicator. These metrics and their related components are calculated as described below.
•Capital Generation (non-GAAP) is equal to C&I adjusted net income, excluding the after-tax change in C&I allowance for finance receivable losses.
•Capital Generation Return on Receivables (ROR) (non-GAAP) is equal to annualized Capital Generation divided by C&I average net receivables.
•C&I Operating Expenses (non-GAAP) are operating expenses that are directly correlated to the C&I segment, adjusted to exclude the impact of regulatory settlements, Performance Option Awards, and restructuring charges.
•Managed Receivables is the sum of C&I net finance receivables and finance receivables serviced for our whole loan sale partners.
Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. In the context of our executive compensation program, we believe these non-GAAP financial measures provide useful information to evaluate the performance of our business.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. Readers should consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

C&I Adjusted Pretax Income (Non-GAAP)

(unaudited, $ in millions)	FY24
Consumer & Insurance	$707
Other	(1)
Segment to GAAP Adjustment	(39)
Income Before Income Taxes – GAAP basis	$667
C&I Pretax Income — Segment Accounting Basis	$707
Net Loss on Repurchase and Repayments of Debt	33
Restructuring Charges	29
Acquisition-Related Transaction and Integration Expenses	9
Other(1)	4
C&I Adjusted Pretax Income (non-GAAP)	$782
Reconciling Items(2)	$(114)
(1)Includes strategic activities and other items.
(2)Reconciling items consist of Segment to GAAP Adjustment and the adjustments to C&I Pretax Income – Segment Accounting Basis.
Supplemental C&I Segment Metrics

(unaudited, $ in millions)	12/31/2024
Consumer & Insurance	$23,598
Segment to GAAP Adjustment	(44)
Net Finance Receivables – GAAP basis	$23,554
Consumer & Insurance	$2,710
Segment to GAAP Adjustment	(5)
Allowance for Finance Receivable Losses – GAAP basis	$2,705
Managed Receivables

(unaudited, $ in millions)	12/31/2024
C&I Net Finance Receivables	$23,598
Finance Receivables Serviced for our Whole Loan Sale Partners	1,141
Managed Receivables	$24,739

C&I Adjusted Net Income (Non-GAAP)

(unaudited, $ in millions, except per share statistics)	FY24
Interest Income	$4,965
Interest Expense	(1,181)
Provision for Finance Receivable Losses	(1,981)
Net Interest Income after Provision for Finance Receivable Losses	$1,803
Insurance	445
Investment	108
Gain on Sales of Finance Receivables	23
Other	146
Total Other Revenues	$722
Operating Expenses	(1,554)
Insurance Policy Benefits and Claims	(189)
Total Other Expenses	$(1,743)
C&I Adjusted Pretax Income (non-GAAP)	$782
Income Taxes(1)	(195)
C&I Adjusted Net Income (non-GAAP)	$587
C&I Adjusted Diluted EPS	$4.89
(1)Income taxes assume a 25% tax rate.
Capital Generation and Capital Generation ROR (Non-GAAP)

(unaudited, $ in millions)	FY22	FY23	FY24
C&I Adjusted Pretax Income (non-GAAP)	$1,206	$874	$782
Provision for Finance Receivable Losses	1,399	1,721	1,981
Net Charge-offs	(1,186)	(1,536)	(1,849)
Change in C&I Allowance for Finance Receivable Losses (non-GAAP)	$213	$185	$132
Pretax Capital Generation (non-GAAP)	$1,419	$1,059	$914
Capital Generation, net of tax(1) (non-GAAP)	$1,064	$794	$685
C&I Average Net Receivables	$19,442	$20,528	$22,440
Capital Generation ROR (non-GAAP)	5.5%	3.9%	3.1%
Three-Year Average Capital Generation ROR (non-GAAP)			4.2%
(1)Income taxes assume a 25% tax rate.

Appendix B – Proposed Charter and Proposed Bylaw Amendments
The proposed amendments to the Amended and Restated Certificate of Incorporation to give effect to the Declassified Board Proposal and the Officer Exculpation Proposal are as follows:
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
~~SPRINGLEAF~~ONEMAIN HOLDINGS, INC.
_____________________
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
_____________________
~~Springleaf~~OneMain Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “~~GCL~~DGCL”), does hereby certify as follows:
(1)~~The name of the Corporation is Springleaf Holdings, Inc.~~ The Corporation was originally formed on August 5, 2013 as Springleaf Holdings, LLC, a Delaware limited liability company ~~and wholly owned subsidiary of AGF Holding Inc~~. It subsequently was converted to a Delaware corporation and changed its name to Springleaf Holdings, Inc. on October 9, 2013. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 9, 2013~~.~~ and a restated certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on October 15, 2013. The Corporation subsequently changed its name to OneMain Holdings, Inc. pursuant to a certificate of amendment dated November 16, 2015.
(2)This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation (the “Board of Directors”) and by the ~~sole stockholder~~stockholders of the Corporation in accordance with Sections ~~228,~~ 242 and 245 of the ~~GCL~~DGCL.
(3)This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, restated or supplemented.
(4)Effective as of the date of its filing with the office of the Secretary of State of the State of Delaware, the text of the restated certificate of incorporation of the Corporation is amended and restated in its entirety as follows:
FIRST: The name of the Corporation is ~~Springleaf~~OneMain Holdings, Inc.
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the ~~GCL~~DGCL.
FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is two billion, three hundred million (2,300,000,000) shares of capital stock, consisting of  (i) two billion (2,000,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) three hundred million (300,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(b)Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1)Except as otherwise expressly provided herein or required by law or the terms of any class or series of Preferred Stock issued in accordance with Part (c) of this Article FOURTH, each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record; provided, however, that, except as otherwise required by law, holders of record of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any resolutions relating to any series of Preferred Stock adopted by the Board of Directors in accordance with this Article FOURTH) or pursuant to the ~~GCL~~DGCL.
(2)Subject to applicable law and the preferential rights as to dividends of the holders of all classes or series of Preferred Stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
(3)Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation. The term “Liquidation Event” shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease or conveyance of all or a part of the Corporation’s assets.
(4)No holder of shares of Common Stock shall have cumulative voting rights.
(5)No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(c)Preferred Stock.
(1)The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(2)The number of authorized shares of Preferred Stock and Common Stock may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the ~~GCL~~DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.
(d)Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)The Board of Directors shall consist of not less than three nor more than eleven members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.
(c)~~The~~Prior to the 2028 annual meeting of stockholders (the “2028 Annual Meeting”), the directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. ~~The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no director vacancies (the “entire Board of Directors”). The term of the initial Class I directors assigned at the time of the filing of this Restated Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2014; the term of the initial Class II directors assigned at the time of the filing of this Restated Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2015; and the term of the initial Class III directors assigned at the time of the filing of this Restated Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2016. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 2014, successors to the class of directors~~Each director whose term expires at the 2026 annual meeting of stockholders shall be elected at such annual meeting for a two-year term expiring at the 2028 Annual Meeting. Each director whose term expires at ~~that~~the 2027 annual meeting of stockholders shall be elected ~~for a three-year term and until their successors are duly elected and qualified~~at such annual meeting for a one-year term expiring at the 2028 Annual Meeting. Each director elected prior to the 2026 annual meeting of stockholders shall continue to serve for the remainder of the original term for which he or she was originally elected. If the number of directors is changed prior to the 2028 Annual Meeting, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the directors of that class~~,~~ but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The division of the directors into classes shall terminate at the 2028 Annual Meeting and commencing with such meeting directors shall be elected on an annual basis.1
1 Underlined edits in this paragraph (c) will be made only if Proposal 3, the Declassified Board Proposal, is approved by stockholders.

(d)Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but, until the full declassification of the Board of Directors commencing at the 2028 Annual Meeting, only for cause and ~~only~~, beginning at the 2028 Annual Meeting, with or without cause by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Voting Shares”)2~~, provided, however, that for so long as the Fortress Stockholders (as defined in Part (a) of Article ELEVENTH), collectively, beneficially own (as defined in Part (a) of Article ELEVENTH) at least 30% of the then issued and outstanding Voting Shares, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding Voting Shares~~. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Part (f) of this Article FIFTH.
(e)A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(f)Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors, other than for a vacancy resulting from the removal of a director as provided in Part (d) of this Article FIFTH which may be filled in the first instance by the stockholders, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. ~~Any~~ Until the final declassification of the Board of Directors commencing at the 2028 Annual Meeting, any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.3 Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any resolutions relating to any series of Preferred Stock adopted by the Board of Directors in accordance with Article FOURTH) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
(g)In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the ~~GCL~~DGCL, this Amended and Restated Certificate of Incorporation, and any bylaws of the Corporation adopted by the stockholders or the Board of Directors, as the case may be, as amended and/or restated from time to time (the “Bylaws”); provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
(h)Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called at any time by either (i) the Chairman of the Board of Directors, if there be one, or (ii) the Chief Executive Officer, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings or (iii) at any time the Fortress Stockholders, collectively, beneficially own at least twenty percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote, any stockholders that collectively beneficially own at least twenty percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. If at any time the Fortress Stockholders do not, collectively, beneficially own at least twenty
2 Underlined edits in the foregoing portion of this paragraph (d) will be made only if Proposal 3, the Declassified Board Proposal, is approved by stockholders.
3 Underlined edits to the foregoing sentence in this paragraph (f) will be made only if Proposal 3, the Declassified Board Proposal, is approved by stockholders.

percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote, then the ability of the stockholders to call or cause a special meeting of stockholders to be called is hereby specifically denied.
SIXTH: No director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the ~~GCL~~DGCL as the same exists or may hereafter be amended. If the ~~GCL~~DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the ~~GCL~~DGCL, as so amended. Any amendment, repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to acts or omissions occurring prior to such amendment, repeal or modification.4
SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article SEVENTH.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.
The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof, provided, however, that at any time the Fortress Stockholders, collectively, beneficially own at least twenty percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote, any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by stockholders holding at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote with respect to the subject matter thereof.
4 Underlined references to officer or officers in this article will be made only if Proposal 4, the Officer Exculpation Proposal, is approved by stockholders.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the ~~GCL~~DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
TENTH: (a) Subject to Part (b) of this Article TENTH, the Bylaws may be altered, amended or repealed, in whole or in part, either (i) without the approval of the Board of Directors, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon; provided, however, that at any time the Fortress Stockholders, collectively, beneficially own at least twenty (20)% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote, the Bylaws also may be altered, amended or repealed, in whole or in part, by the affirmative vote of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or (ii) by the affirmative vote of a majority of the entire Board of Directors.
(b)Notwithstanding Part (a) of this Article TENTH, or any other provision of the Bylaws (and in addition to any other vote that may be required by law), (i) any amendment, alteration or repeal, in whole or in part, of Section 2.3 (Special Meetings), Section 2.11 (Consent of Stockholders in Lieu of Meeting), Section 3.1 (Number and Election of Directors), Section 3.2 (Vacancies), Section 3.3 (Duties and Powers), Section 3.6 (Resignations and Removals of Directors), Article IX (Amendments) and Article XI (Definitions) of the Bylaws (collectively, the “Specified Bylaws”) as in effect immediately following the initial public offering of Common Stock (which, for the avoidance of doubt, would include the adoption of any provision as part of the Bylaws that is inconsistent with the purpose and intent of the Specified Bylaws), shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, and (ii) the ability of the Board of Directors to amend, alter or repeal the Specified Bylaws is specifically denied; provided, however, that at any time that the Fortress Stockholders, collectively, beneficially own at least twenty (20%) of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon, the Specified Bylaws may be amended, altered or repealed, in whole or in part, by the affirmative vote of a majority of the entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).
ELEVENTH: (a) Definitions. For purposes of this Amended and Restated Certificate of Incorporation, the following definitions shall apply:
“Affiliate” means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Article ELEVENTH, none of  (i) the ~~Springleaf~~OneMain Entities and any entities (including corporations, partnerships, limited liability companies or other persons) in which such ~~Springleaf~~OneMain Entities hold, directly or indirectly, an ownership interest, on the one hand, or (ii) the Fortress Stockholders and their Affiliates (excluding any ~~Springleaf~~OneMain Entities or other entities described in clause (i)), on the other hand, shall be deemed to be “Affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, ten percent (10%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.
“AIG Affiliate Stockholders” means (A) any director of the Corporation who may be deemed an Affiliate of American International Group, Inc. (“AIG”), (B) any director or officer of AIG or its Affiliates and (C) any Subsidiary of AIG.
“AIG Stockholders” means (i) each AIG Affiliate Stockholder and each entity formed by an AIG Affiliate Stockholder to hold any interests in the Initial Stockholder or the Corporation and (~~iii~~ii) each Permitted Transferee who becomes a party to or bound by the provisions of the Stockholders Agreement, in accordance with the terms thereof, or Permitted Transferee thereof who is entitled to enforce the provisions of the Stockholders Agreement in accordance with the terms thereof.
“beneficially own” and “beneficial ownership” and similar terms used herein shall be determined in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934; provided that for purposes of this Amended and Restated Certificate of Incorporation, the Fortress Stockholders shall be deemed to beneficially own Voting Shares or other securities held by record by the Initial Stockholder in an amount proportionate to the aggregate voting power of the Initial Stockholder held of record or beneficially owned by the Fortress Stockholders.
“corporate opportunity” shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Founding Stockholders or any of their Affiliates or their officers or directors could be brought into conflict with that of any of the ~~Springleaf~~OneMain Entities or their Affiliates.
“Fortress Affiliate Stockholders” means (A) any director of the Corporation who may be deemed an Affiliate of Fortress Investment Group LLC (“FIG”), (B) any director or officer of FIG or its Affiliates and (C) any investment funds (including any managed accounts) managed directly or indirectly by FIG or its Affiliates.
“Fortress Stockholders” means (i) the Initial Stockholder, (ii) each Fortress Affiliate Stockholder and each entity formed by a Fortress Affiliate Stockholder to hold any interests in the Initial Stockholder or the Corporation and (iii) each Permitted Transferee who becomes a party to or bound by the provisions of the Stockholders Agreement, in accordance with the terms thereof, or Permitted Transferee thereof who is entitled to enforce the provisions of the Stockholders Agreement in accordance with the terms thereof.
“Founding Stockholders” means the AIG Stockholders and the Fortress Stockholders.
“Governmental Entity” means any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.
“Initial Stockholder” means Springleaf Financial Holdings, LLC, a Delaware limited liability company, and its Subsidiaries (other than Subsidiaries that constitute ~~Springleaf~~OneMain Entities) and successors.
“Judgment” means any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.
“Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.
“Lien” means any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, “tag”- or “drag”- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.
“Permitted Transferee” means, with respect to each Founding Stockholder, (i) any other Founding Stockholder, (ii) such Founding Stockholder’s Affiliates, (iii) in the case of any Founding Stockholder, (A) any member or general or limited partner of such Founding Stockholder (including, without limitation, any member of the Initial Stockholder), (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Founding Stockholder or any member, general or limited partner of such Founding Stockholder (collectively, “Stockholder Affiliates”), (C) any investment funds managed directly or indirectly by such Founding Stockholder or any Stockholder Affiliate (a “Stockholder Fund”), (D) any general or limited partner of any Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Stockholder Associates”) or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Founding Stockholder, any general or limited partner of such Founding Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants and (iv) any other person that acquires shares of the Corporation’s common stock from such Founding Stockholder other than pursuant to a Public Offering that agrees to become party to the Stockholders Agreement.
“Public Offering” means an offering of common stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, including an offering in which Founding Stockholders may be entitled to sell the Corporation’s common stock pursuant to the terms of the Stockholders Agreement.

“Restriction” with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, means any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.
“~~Springleaf~~OneMain Entities” means the Corporation and its Subsidiaries, and “~~Springleaf~~OneMain Entity” includes any of the ~~Springleaf~~OneMain Entities.
“Stockholders Agreement” means the stockholders agreement, dated on or about October 15, 2013, between the Corporation and the Initial Stockholder, as may be amended from time to time.
“Subsidiary” with respect to any person means: (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.
(b)Founding Stockholders, etc. In anticipation and in recognition that:
(1)the Initial Stockholder or its Permitted Transferees or their Affiliates will be significant stockholders of the Corporation;
(2)directors, officers and/or employees of the Founding Stockholders and their Affiliates may serve as directors, officers and/or employees of the ~~Springleaf~~OneMain Entities and their Affiliates;
(3)the ~~Springleaf~~OneMain Entities and their Affiliates, on the one hand, and the Founding Stockholders and their Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;
(4)the ~~Springleaf~~OneMain Entities and their Affiliates, on the one hand, and the Founding Stockholders and their Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations; and
(5)the ~~Springleaf~~OneMain Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Founding Stockholders and their

Affiliates, the provisions of this Article ELEVENTH are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of certain affairs of the ~~Springleaf~~OneMain Entities and their Affiliates as they may involve the Founding Stockholders and their Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the ~~Springleaf~~OneMain Entities and their Affiliates and their officers, directors and stockholders in connection therewith, provided, however, that nothing in this Article ELEVENTH will impair the ability of the ~~Springleaf~~OneMain Entities or their Affiliates to enter into contractual arrangements with any Founding Stockholders or their Affiliates, which arrangements restrict such Founding Stockholders or their Affiliates from engaging in activities otherwise allowed by this Article ELEVENTH, and the following provisions shall be subject to any such contractual obligation of the ~~Springleaf~~OneMain Entities or their Affiliates.
(c)Related Business Activities, etc. Except as the Founding Stockholders and their Affiliates, on the one hand, and the ~~Springleaf~~OneMain Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Founding Stockholders and their Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the ~~Springleaf~~OneMain Entities or their Affiliates, (ii) do business with any client, customer, vendor or lessor of any of the ~~Springleaf~~OneMain Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the ~~Springleaf~~OneMain Entities or their Affiliates, and, to the fullest extent permitted by Law, the Founding Stockholders and their Affiliates and officers, directors and employees thereof  (subject to Part (e) of this Article ELEVENTH) shall not have or be under any fiduciary duty, duty of loyalty nor duty to act in good faith or in the best interests of the Corporation or its stockholders and shall not be liable to the Corporation or its stockholders for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of the Founding Stockholders or any of their Affiliates or of any of their officer’s, director’s or employee’s participation therein.
(d)Corporate Opportunity, etc. Except as the Founding Stockholders and their Affiliates, on the one hand, and the ~~Springleaf~~OneMain Entities or their Affiliates, on the other hand, may otherwise agree in writing, if the Founding Stockholders or any of their Affiliates, or any officer, director or employee thereof  (subject to the provisions of Part (e) of this Article ELEVENTH), acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Founding Stockholders or any of their Affiliates, none of the ~~Springleaf~~OneMain Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Corporation or any other ~~Springleaf~~OneMain Entity with respect to such corporate opportunity, is hereby renounced by the Corporation on its behalf and on behalf of the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders in accordance with Section 122(17) of the ~~GCL~~DGCL. Accordingly, subject to Part (e) of this Article ELEVENTH and except as the Founding Stockholders or their Affiliates may otherwise agree in writing, (i) none of the Founding Stockholders or their Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the ~~Springleaf~~OneMain Entities or their Affiliates and (ii) the Founding Stockholders and any of their Affiliates shall have the right to hold any such corporate opportunity for their own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any person or persons other than the ~~Springleaf~~OneMain Entities and their Affiliates, and, to the fullest extent permitted by Law, the Founding Stockholders and their respective Affiliates and officers, directors and employees thereof  (subject to Part (e) of this Article ELEVENTH) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Corporation, the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other ~~Springleaf~~OneMain Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that the Founding Stockholders or any of their Affiliates or any of their officers, directors or employees pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or the Founding Stockholders or any of their Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the corporate opportunity to the ~~Springleaf~~OneMain Entities or their Affiliates.
(e)Directors, Officers and Employees. Except as the Founding Stockholders and their Affiliates, on the one hand, and the ~~Springleaf~~OneMain Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director, officer or employee of any of the ~~Springleaf~~OneMain Entities or their Affiliates who is also a director, officer or employee of any of the Founding Stockholders or their Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if  (i) such person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such person solely in, such person’s capacity as director or officer of any of the ~~Springleaf~~OneMain Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation, the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders with respect to such corporate opportunity, (2) shall not have or be under any fiduciary duty to the Corporation, the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other ~~Springleaf~~OneMain Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof by reason of the fact that any of the Founding Stockholders or their Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the Founding Stockholders or their Affiliates or such director, officer or employee does not present, offer or communicate information regarding the corporate opportunity to the ~~Springleaf~~OneMain Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in, and not opposed to, the best interests of the Corporation and its stockholders for the purposes of Article SIXTH and the other provisions of this Amended and Restated Certificate of Incorporation and (4) shall not have any duty of loyalty to the Corporation, the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the Corporation, the other ~~Springleaf~~OneMain Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof for purposes of Article SIXTH and the other provisions of this Amended and Restated Certificate of Incorporation as a result thereof and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, shall belong to the applicable Founding Stockholder or respective Affiliates thereof  (and not to any of the ~~Springleaf~~OneMain Entities or Affiliates thereof).
(f)Agreements with Founding Stockholders. The ~~Springleaf~~OneMain Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre- existing agreements) with the Founding Stockholders and their respective Affiliates pursuant to which the ~~Springleaf~~OneMain Entities and their Affiliates, on the one hand, and the Founding Stockholders and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Part (e) of this Article ELEVENTH, except as otherwise required by Law, and except as the Founding Stockholders and their Affiliates, on the one hand, and the ~~Springleaf~~OneMain Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the ~~Springleaf~~OneMain Entities and their Affiliates, or the Founding Stockholders or their Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Corporation, any other ~~Springleaf~~OneMain Entity or their respective Affiliates and stockholders of any director or officer of the Corporation, any other ~~Springleaf~~OneMain Entity or any Affiliate thereof who is also a director, officer or employee of any of the Founding Stockholders or their Affiliates or to any stockholder thereof. Subject to Part (e) of this Article ELEVENTH, to the fullest extent permitted by Law, and except as the Founding Stockholders or their Affiliates, on the one hand, and the ~~Springleaf~~OneMain Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Founding Stockholders or their Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this Part (f) of Article ELEVENTH and no director, officer or employee of the Corporation, any other ~~Springleaf~~OneMain Entity or any Affiliate thereof who is also a director, officer or employee of the Founding Stockholders or their Affiliates shall have or be under any fiduciary duty to the Corporation, the other ~~Springleaf~~OneMain Entities and their respective Affiliates and stockholders to refrain from acting on behalf of the Founding Stockholders or their Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. Any Director of the Corporation who is also a director of a Founding Stockholder or Affiliate thereof may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the agreement or transaction.

(g)Ambiguity. Nothing contained in this Article ELEVENTH amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the Founding Stockholders or any of their Affiliates, on the one hand and the ~~Springleaf~~OneMain Entities or any of their Affiliates, on the other hand.
(h)Application of Provision, etc. This Article ELEVENTH shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article ELEVENTH to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article ELEVENTH. No alteration, amendment, termination, expiration or repeal of this Article ELEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the ~~Springleaf~~OneMain Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.
(i)Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.
(j)Chairman or Chairman of a Committee. For purposes of this Article ELEVENTH, a director who is chairman of the Board of Directors or chairman of a committee of the Board of Directors is not deemed an officer of the Corporation by reason of holding that position unless that person is a full-time employee of the Corporation.
(k)Severability. If this Article ELEVENTH or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article ELEVENTH shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article ELEVENTH and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.
(l)Neither the alteration, amendment or repeal of this Article ELEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the expiration of this Article ELEVENTH, any contract, agreement, arrangement or transaction involving a corporate opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of this Amended and Restated Certificate of Incorporation, the Bylaws, the ~~GCL~~DGCL and other applicable law.
TWELFTH: (a) The Corporation expressly elects not to be governed by Section 203 of ~~GCL~~DGCL.
(b)Notwithstanding Part (a) of this Article TWELFTH, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(1)Prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
(2)Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)At or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
(c)For purposes of this Article TWELFTH, references to:
(1)“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(2)“associate,” when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(3)“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)Any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the interested stockholder, or (B) any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Part (b) of this Article TWELFTH is not applicable to the surviving entity;
(ii)Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii)Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the ~~GCL~~DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided,however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;
(iv)Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v)Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(4)“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(5)“Fortress Direct Transferee” means any person that acquires (other than in a registered public offering) directly from Fortress or any of its affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
(6)“Fortress Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Fortress Direct Transferee or any other Fortress Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
(7)“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that “interested stockholder” shall not include (A) any Fortress Stockholder, any Fortress Direct Transferee, any Fortress Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that, solely with respect to clause (B) and not with respect to clause (A), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of  “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(8)“person” means any individual, corporation, partnership, unincorporated association or other entity.
(9)“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(10)“voting stock” means stock of any class or series entitled to vote generally in the election of directors.
(11)“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i)Beneficially owns such stock, directly or indirectly; or
(ii)Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
THIRTEENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the ~~GCL~~DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH, TENTH or ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article THIRTEENTH.
FOURTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the ~~GCL~~DGCL or this Amended and Restated Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article FOURTEENTH.
FIFTEENTH: The Corporation is to have perpetual existence.
The proposed amendments to the Amended and Restated Bylaws to give effect to the Declassified Board Proposal are as follows:
Section 3.1     Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than eleven (11) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. ~~The~~Prior to the 2028 annual meeting of stockholders (the “2028 Annual Meeting”), the directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. ~~The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2014; the term of the initial Class II directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2015; and the term of the initial Class III directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the annual meeting of stockholders held in 2016 or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning in 2014, successors to the class of directors~~Each director whose term expires at the 2026 annual meeting of stockholders shall be elected at such annual meeting for a two-year term expiring at the 2028 Annual Meeting. Each director whose term expires at ~~that~~the 2027 annual meeting of stockholders shall be elected ~~for a three-year term and until their successors are duly elected and qualified~~at such annual meeting for a one-year term expiring at the 2028 Annual Meeting. Each director elected prior to the 2026 annual meeting of stockholders shall continue to serve for the remainder of the original term for which he or she was originally elected. If the number of directors is changed prior to the 2028 Annual Meeting, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The division of the directors into classes shall terminate at the 2028 Annual Meeting and commencing with such meeting directors shall be elected on an annual basis.
Section 3.2      Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors, other than for a vacancy resulting from the removal of a director as provided in Section 3.6 which may be filled in the first instance by the stockholders, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. ~~Any~~ Until the final declassification of the Board of Directors commencing at the 2028 Annual Meeting, any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Section 3.6      Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of the preferred stock of the Corporation then outstanding, any director or the entire Board of Directors may be removed from office at any time, but, until the full declassification of the Board of Directors commencing at the 2028 Annual Meeting, only for cause and ~~only by the affirmative vote of the holders of at least eighty (80%) of the voting power of the then issued and outstanding Voting Shares; provided, however, that for so long as the Fortress Stockholders, collectively, beneficially own at least thirty percent (30%) of the then issued and outstanding Voting Shares, any director or the entire Board of Directors may be removed from office at any time~~, beginning at the 2028 Annual Meeting, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then issued and outstanding Voting Shares. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Section 3.2. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

ONEMAIN HOLDINGS, INC.
CORPORATE SECRETARY
ATTN: LEGAL DEPARTMENT
601 NW SECOND STREET
EVANSVILLE, IN 47708

SCAN TO
VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V72073-P31566 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONEMAIN HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the three nominees listed under Proposal 1:

Nominees:	For	Against	Abstain
1a. Christopher A. Halmy	☐	☐	☐
1b. Andrew D. Macdonald	☐	☐	☐
1c. Richard A. Smith	☐	☐	☐

NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2024 Annual Report to Stockholders are available at www.proxyvote.com

V72074-P31566

ONEMAIN HOLDINGS, INC.
Annual Meeting of Stockholders
June 10, 2025 9:30 A.M. Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Douglas H. Shulman, Lily Fu Claffee, Jeannette E. Osterhout, and Heather L. Woolen, or any of them, as proxies, each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 9:30 A.M., Central Time, on Tuesday, June 10, 2025, at 601 NW Second Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the stockholder(s) with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side